Legg Mason Partners Variable Portfolios II

Legg Mason Partners Variable Appreciation Portfolio

Legg Mason Partners Variable Fundamental Value Portfolio

Legg Mason Partners Variable Capital and Income Portfolio

ANNUAL REPORT

DECEMBER 31, 2006

INVESTMENT PRODUCTS: NOT FDIC INSURED•NO BANK GUARANTEE•MAY LOSE VALUE

Legg Mason Partners Variable Portfolios II

Annual Report • December 31, 2006

What’s

Inside

Letter from the Chairman	I
Legg Mason Partners Variable Appreciation Portfolio:
Portfolio Overview	1
Fund at a Glance	4
Fund Performance	5
Historical Performance	6
Legg Mason Partners Variable Fundamental Value Portfolio:
Portfolio Overview	7
Fund at a Glance	10
Fund Performance	11
Historical Performance	12
Legg Mason Partners Variable Capital and Income Portfolio:
Portfolio Overview	13
Fund at a Glance	17
Fund Performance	18
Historical Performance	19
Fund Expenses	20
Schedules of Investments	22
Statements of Assets and Liabilities	47
Statements of Operations	48
Statements of Changes in Net Assets	49
Financial Highlights	52
Notes to Financial Statements	55
Report of Independent Registered Public Accounting Firm	68
Additional Information	69
Additional Shareholder Information	74
Important Tax Information	77

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and

Chief Executive Officer

Dear Shareholder,

U.S. economic growth was mixed during the 12-month reporting period. After gross domestic product (“GDP”)i increased 1.7% in the fourth quarter of 2005, the economy then rebounded sharply in the first quarter of 2006. Over this period, GDP rose 5.6%, its best showing since the third quarter of 2003. In the second quarter of 2006, GDP growth was 2.6% and it further moderated to 2.0% in the third quarter. The economy then strengthened in the fourth quarter, due largely to increased consumer spending. Over this time, the advance estimate for GDP growth was 3.5%.

After increasing the federal funds rateii to 5.25% in June — its 17th consecutive rate hike — the Federal Reserve Board (“Fed”)iii paused from raising rates at its next five meetings. In its statement accompanying the January 2007 meeting, the Fed stated, “Recent indicators have suggested somewhat firmer economic growth, and some tentative signs of stabilization have appeared in the housing market. Readings on core inflation have improved modestly in recent months, and inflation pressures seem likely to moderate over time.”

After posting lackluster results in the first half of 2006, stocks rallied sharply and generated strong results during the second half of the reporting period. Early in the year, continued Fed rate hikes, record high oil prices and uncertainty about the economy dragged down the stock market. However, oil prices then retreated, the economy began to weaken and the Fed held rates steady. These factors, combined with continued strong corporate profits, propelled the market higher. All told, the S&P 500 Indexiv returned 15.78% during the 12 months ended December 31, 2006.

During the reporting period, short- and long-term Treasury yields experienced periods of significant volatility. After peaking in late June — with two- and 10-year Treasuries hitting 5.29% and 5.25%, respectively — rates fell sharply as the Fed paused from its tightening cycle. In addition,

Legg Mason Partners Variable Portfolios II     I

inflationary pressures eased as oil prices fell after reaching a record high in mid-July. Overall, during the 12 months ended December 31, 2006, two-year Treasury yields increased to 4.82% versus 4.41% when the reporting period began. Over the same period, 10-year Treasury yields moved from 4.39% to 4.71%. Looking at the 12-month period, as a whole, the overall bond market, as measured by the Lehman Brothers U.S. Aggregate Indexv, returned 4.33%.

Please read on for a more detailed look at prevailing economic and market conditions during the Portfolios’ fiscal year and to learn how those conditions have affected each Portfolio’s performance.

Legg Mason Partners Variable Appreciation Portfolio1

Special Shareholder Notices

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge Advisors, LLC (“ClearBridge”), formerly known as CAM North America, LLC, became the Portfolio’s subadviser. The portfolio managers who are responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes. LMPFA and ClearBridge are wholly-owned subsidiaries of Legg Mason, Inc.

The Portfolio was formerly known as Greenwich Street Series Fund — Appreciation Portfolio.

Legg Mason Partners Variable Fundamental Value Portfolio1

Special Shareholder Notices

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge became the Portfolio’s subadviser. The portfolio manager who is responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes. LMPFA and ClearBridge are wholly-owned subsidiaries of Legg Mason, Inc.

[1]	The Portfolio is an underlying investment option of various variable annuity and variable life insurance products.

II    Legg Mason Partners Variable Portfolios II

The Portfolio was formerly known as Greenwich Street Series Fund — Fundamental Value Portfolio.

Legg Mason Partners Variable Capital and Income Portfolio1

Special Shareholder Notices

Shareholder approval of a reorganization pursuant to which the Portfolio’s assets will be acquired, and its liabilities assumed by Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value (the “Acquiring Portfolio”), in exchange for shares of the Acquiring Portfolio has been obtained. It is expected that the Portfolio will be terminated, and shares of the Acquiring Portfolio will be distributed to the Portfolio’s shareholders on or about April 30, 2007.

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge and Western Asset Management Company (“Western Asset”) became the Portfolio’s subadvisers. The portfolio managers who are responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes. LMPFA, ClearBridge and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc.

The Portfolio was formerly known as Greenwich Street Series Fund — Capital and Income Portfolio.

[1]	The Portfolio is an underlying investment option of various variable annuity and variable life insurance products.

Legg Mason Partners Variable Portfolios II    III

Information About Your Portfolios

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Portfolios’ manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Portfolios’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Portfolios are not in a position to predict the outcome of these requests and investigations.

Important information with regard to recent regulatory developments that may affect the Portfolios is contained in the Notes to Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

/s/ R. Jay Gerken
R. Jay Gerken, CFA
Chairman, President and Chief Executive Officer

January 31, 2007

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iv	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]

The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

IV    Legg Mason Partners Variable Portfolios II

Portfolio Overview

Legg Mason Partners Variable Appreciation Portfolio

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. The stock market went through two distinct phases over the course of the reporting period. The first phase, early in the year, saw the market (as represented by the S&P 500 Indexi) trade within a limited range and then weaken considerably as spring arrived. By the end of June, and into the summer, skepticism about stocks was high and rising among both professional and individual investors. Weakness in the economy during the summer led to increased corporate earnings anxiety, accentuated by uncertainty concerning the intentions of the Federal Reserve Board (“Fed”)ii. But as the year progressed, a confluence of factors resulted in an advance that caught a lot of people flat-footed. Instead of declining, corporate earnings in general came through with strength. The decline in housing-related activity triggered hopes of Fed easing. Merger activity and private equity buyouts caused investors to realize that credit was cheap and available and that there were still some decent values to be had in the stock market. Finally, professional investors, who had been preparing for tough markets, had to step in and play catch-up, fueling demand for stocks and helping drive a rally that started late in the third calendar quarter of 2006 and continued through the end of the year.

Performance Update

For the 12 months ended December 31, 2006, the Legg Mason Partners Variable Appreciation Portfolio1 returned 14.80%. The Portfolio outperformed the Lipper Variable Large-Cap Core Funds Category Average2 which increased 13.31%. The Portfolio’s unmanaged benchmark, the S&P 500 Index, returned 15.78% for the same period.

Performance Snapshot as of December 31, 2006 (unaudited)

	6 Months	12 Months
Variable Appreciation Portfolio[1]	10.84%	14.80%
S&P 500 Index	12.73%	15.78%
Lipper Variable Large-Cap Core Funds Category Average	11.56%	13.31%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Portfolio expenses.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 230 funds for the six-month period and among the 224 funds for the 12-month period in the Portfolio’s Lipper category.

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[2]

Lipper, Inc. is a major independent mutual-fund tracking organization. Average annual returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 224 funds in the Portfolio’s Lipper category.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     1

Q. What were the most significant factors affecting Portfolio performance?

A. While all the Portfolio’s sectors experienced positive returns for the annual period, on an absolute basis, the greatest contributors to the Portfolio’s performance for the year were its holdings in the financials sector, followed by its positions in the industrials sector. The Portfolio’s positions in the energy, information technology (“IT”), consumer discretionary, materials and consumer staples sectors also made significant contributions to performance for the reporting period.

What were the leading contributors to performance?

A. The greatest contributors to performance for the period included positions in Berkshire Hathaway Inc. and Forest City Enterprises Inc., both in the financials sector, Exxon Mobil Corp. in energy, Cisco Systems Inc. in the IT sector, and Walt Disney Co. in consumer discretionary. All five stocks were still held by the Portfolio at the close of the reporting period.

What were the leading detractors from performance?

A. The greatest detractors from performance for the period included positions in Yahoo! Inc. and Intel Corp., both in IT, Amazon.com Inc. in consumer discretionary, as well as Amgen Inc. and Medtronic Inc. in healthcare. The Portfolio closed its positions in both Amazon.com and Medtronic over the course of the reporting period.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. While the Portfolio experienced a historically consistent level of portfolio turnover during the past year, we did not make any significant alterations to the portfolio or its sector allocation.

Thank you for your investment in the Legg Mason Partners Variable Appreciation Portfolio. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Portfolio’s investment goals.

Sincerely,

/s/ Harry D. “Hersh” Cohen	/s/ Scott K. Glasser
Harry D. “Hersh” Cohen Portfolio Manager ClearBridge Advisors, LLC	Scott K. Glasser Portfolio Manager ClearBridge Advisors, LLC

January 20, 2007

2    Legg Mason Partners Variable Portfolios II 2006 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the Portfolio managers’ current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: Berkshire Hathaway Inc., Class A Shares (6.0%), General Electric Co. (5.2%), Microsoft Corp. (3.4%), Exxon Mobil Corp. (3.0%), 3M Co. (2.6%), Time Warner Inc. (2.5%), Cisco Systems Inc. (2.5%), United Technologies Corp. (2.3%), Forest City Enterprises Inc., Class A Shares (2.1%), and St. Paul Travelers Cos. Inc. (2.1%). Please refer to pages 22 through 26 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: Industrials (20.0%), Financials (20.0%), Information Technology (16.3%), Consumer Staples (10.6%) and Energy (8.2%). The Portfolio’s composition is subject to change at any time.

RISKS: The Portfolio may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. Foreign stocks are subject to certain risks of overseas investing including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on portfolio performance. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     3

Fund at a Glance (unaudited)

Legg Mason Partners Variable Appreciation Portfolio

Investment Breakdown

4    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Fund Performance

Legg Mason Partners Variable Appreciation Portfolio

Average Annual Total Returns(1) (unaudited)

Twelve Months Ended 12/31/06	14.80%
Five Years Ended 12/31/06	6.00
Ten Years Ended 12/31/06	8.10
Inception* through 12/31/06	9.48

Cumulative Total Return(1) (unaudited)

12/31/96 through 12/31/06	117.97%

1)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

*	Inception date is October 16, 1991.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     5

Historical Performance (unaudited)

Legg Mason Partners Variable Appreciation Portfolio

Value of $10,000 Invested in the Legg Mason Partners Variable Appreciation Portfolio vs. S&P 500 Index (December 1996 - December 2006)

The chart above compares the growth in value of a hypothetical $10,000 investment in Legg Mason Partners Variable Appreciation Portfolio on December 31, 1996 through December 31, 2006 with that of a similar investment in the S&P 500 Index. The S&P 500 Index is an unmanaged index composed of 500 widely held common stocks listed on the New York Stock Exchange, American Stock Exchange and over-the-counter market.

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The graph does not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

6    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Portfolio Overview

Legg Mason Partners Variable Fundamental Value Portfolio

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. In 2006, the overall stock market generated strong results, as the S&P 500 Indexi returned 15.78%. After lagging early in the year, large-cap stocks began to generate better returns than their small-cap counterparts. We believe this trend may have been driven by small-cap stocks’ higher relative valuations and deceleration in corporate earnings growth for smaller companies. We have also noticed that in 2006, lower quality small-cap stocks, such as those with little or no earnings and leveraged balance sheets, outperformed their higher quality counterparts. This might make sense at the beginning of an economic cycle, but not toward the end of one.

Performance Update

For the 12 months ended December 31, 2006, the Legg Mason Partners Variable Fundamental Value Portfolio1 returned 16.80%. The Portfolio outperformed its unmanaged benchmark, the S&P 500 Index, which returned 15.78%. The Lipper Variable Multi-Cap Core Funds Category Average2 returned 14.45% for the same period.

Performance Snapshot as of December 31, 2006 (unaudited)

	6 Months	12 Months
Variable Fundamental Value Portfolio[1]	12.07%	16.80%
S&P 500 Index	12.73%	15.78%
Lipper Variable Multi-Cap Core Funds Category Average	10.79%	14.45%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Portfolio expenses.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 217 funds for the six-month period and among the 196 funds for the 12-month period in the Portfolio’s Lipper category.

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[2]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 196 funds in the Fund’s Lipper category.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     7

Q. What were the most significant factors affecting Portfolio performance?

What were the leading contributors to performance?

A. With regard to holdings, financials, information technology, and consumer discretionary were the largest contributors to performance among the sectors. Generally, we have been seeing that larger companies have been growing their earnings at an increasingly attractive rate versus smaller companies.ii This may explain why we appear to be in the early stages of a leadership change favoring larger companies. As of the end of the period, the Portfolio held over 80% of the portfolio in larger capitalization stocks.

What were the leading detractors from performance?

A. The healthcare and telecommunications services were the primary detractors to performance among the sectors. From a stock-specific perspective, the holdings that detracted the most from absolute returns during the reporting period were Bentley Pharmaceuticals Inc., Amgen Inc., Murphy Oil Corp., Dow Chemical Co., and eBay Inc. As of the end of the period, the Portfolio owned Bentley Pharmaceuticals Inc., Murphy Oil Corp., Dow Chemical Co., and eBay Inc.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. We have increased the large capitalization stock concentration in our portfolio during the reporting period. Larger companies have been at attractive relative value levels vs. smaller companies, but this is not the only factor in their favor. Volatility measures for the market have been historically low and should volatility increase, larger companies often do better in this type of environment. For example, when volatility bottomed in the mid-1990’s and then increasediii, the market leadership centered in larger companies.

Thank you for your investment in the Legg Mason Partners Variable Fundamental Value Portfolio. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Portfolio’s investment goals.

Sincerely,

/s/ John C. Goode
John C. Goode Portfolio Manager ClearBridge Advisors, LLC January 20, 2007

8    Legg Mason Partners Variable Portfolios II 2006 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the Portfolio manager’s current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: Cisco Systems Inc. (2.9%), News Corp. (2.9%), JPMorgan Chase & Co. (2.6%), Merrill Lynch & Co. Inc. (2.6%), Walt Disney Co. (2.3%), Bank of America Corp. (2.2%), Honeywell International Inc. (2.2%), Abbott Laboratories (2.2%), Pearson PLC (2.1%) and Wyeth (2.1%). Please refer to pages 27 through 31 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: Financials (17.5%), Information Technology (15.4%), Consumer Discretionary (14.6%), Health Care (11.8%) and Energy (9.5%). The Portfolio’s composition is subject to change at any time.

RISKS: The Portfolio may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Portfolio performance. Foreign securities are subject to certain risks of overseas investing including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

ii	Source: The Leuthold Group

iii	Source: Bloomberg, 1/4/07

Legg Mason Partners Variable Portfolios II 2006 Annual Report     9

Fund at a Glance (unaudited)

Legg Mason Partners Variable Fundamental Value Portfolio

Investment Breakdown

10    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Fund Performance

Legg Mason Partners Variable Fundamental Value Portfolio

Average Annual Total Returns(1) (unaudited)

Twelve Months Ended 12/31/06	16.80%
Five Years Ended 12/31/06	7.64
Ten Years Ended 12/31/06	9.45
Inception* through 12/31/06	11.76

Cumulative Total Return(1) (unaudited)

12/31/96 through 12/31/06	146.79%

(1)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance, and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account, such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

*	Inception date is December 3, 1993.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     11

Historical Performance (unaudited)

Legg Mason Partners Variable Fundamental Value Portfolio

Value of $10,000 Invested in the Legg Mason Partners Variable Fundamental Value Portfolio vs. S&P 500 Index (December 1996 - December 2006)

The chart above compares the growth in value of a hypothetical $10,000 investment in Legg Mason Partners Variable Fundamental Value Portfolio on December 31, 1996 through December 31, 2006 with that of a similar investment in the S&P 500 Index. The S&P 500 Index is an unmanaged index composed of 500 widely held common stocks listed on the New York Stock Exchange, American Stock Exchange and over-the-counter market.

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The graph does not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

12    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Portfolio Overview

Legg Mason Partners Variable Capital and Income Portfolio

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. The economy weakened during the period due, in part, to the lagged effect of higher short-term interest rates and a rapidly cooling housing market. Inflationary pressures intensified during the first half of the reporting period. However, as oil prices retreated from their July record high and housing prices moderated, inflation became less of an issue. The Federal Reserve Board (“Fed”)i boosted its target federal funds rateii from 4.25% when the reporting period began to 5.25% in June 2006. The Fed then held rates steady during the remainder of the year.

After a weak first half of the year, the U.S. stock market rallied sharply and generated strong returns in the second half of 2006. The stock market’s early woes were due to a variety of factors. These included the Fed continuing to raise short-term interest rates, record high oil prices, the cooling housing market, and concerns about the future direction of the economy and corporate profits. However, many of these issues soon lifted as oil prices fell sharply, the Fed paused from raising interest rates, and corporate profits continued to surprise on the upside. For the year as a whole, the S&P 500 Indexiii rose 15.78%, its best performance since 2003. The market’s gains were broad in scope. All 10 sectors in the S&P 500 Index posted positive returns during the year, led by telecommunications services and energy. In contrast, healthcare and information technology lagged the overall market.

Turning to the bond market, the Treasury yield curveiv flattened in 2006, as the difference between short- and long-term yields narrowed. Throughout much of 2006, the Treasury yield curve was inverted, with two-year Treasury yields surpassing their 10-year counterparts. Historically, this anomaly has often been a precursor of slowing economic growth and, in many cases, a recession.v

Legg Mason Partners Variable Portfolios II 2006 Annual Report     13

Performance Update

For the 12 months ended December 31, 2006, the Legg Mason Partners Variable Capital and Income Portfolio1 returned 11.19%. The Portfolio underperformed the Lipper Variable Multi-Cap Core Funds Category Average2, which increased 14.45%. The Portfolio’s unmanaged benchmark, the S&P 500 Index, returned 15.78% for the same period.

Performance Snapshot as of December 31, 2006 (unaudited)

	6 Months	12 Months
Variable Capital and Income Portfolio[1]	8.64%	11.19%
S&P 500 Index	12.73%	15.78%
Lipper Variable Multi-Cap Core Funds Category Average	10.79%	14.45%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Portfolio expenses.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 217 funds for the six-month period and among the 196 funds for the 12-month period in the Portfolio’s Lipper category.

Q. What were the most significant factors affecting Portfolio performance?

What were the leading contributors to performance?

A. In the equity portion of the Portfolio, our sector positioning enhanced results during the reporting period. In particular, the Portfolio’s exposure to the information technology (“IT”), consumer discretionary, and energy sectors were positive contributors to relative performance. In terms of stock selection, the Portfolio’s holdings in the financials, consumer discretionary, and materials sectors were the largest contributors to relative performance. On an individual stock basis, the largest absolute contributors to performance were Nexen, Inc., McDonald’s Corp., Cisco Systems Inc., Time Warner, Inc., American Express Co, and Realogy Corp.

In the fixed income portion of the Portfolio, our exposure to high yield bonds enhanced results, in particular our emphasis on lower quality securities as they outperformed their higher quality counterparts during the year. In terms of individual securities, overweights to Ford, General Motors Corporation and GMAC were beneficial to performance. Elsewhere, an allocation to mortgage-backed securities was

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[2]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 196 funds in the Fund’s Lipper category. beneficial, especially in October and November, as volatility remained low and spreads narrowed.

14    Legg Mason Partners Variable Portfolios II 2006 Annual Report

What were the leading detractors from performance?

A. In the equity portion of the Portfolio, our overall stock selection slightly detracted from relative results during the reporting period. In particular, the Portfolio’s holdings in the energy, IT, and telecommunication services sectors hurt relative returns the most. From a sector positioning perspective, the Portfolio’s exposure to utilities and telecommunication services detracted the most from relative results. On an individual stock basis, the largest detractors from absolute performance were ADC Telecommunications, Inc., Amgen, Inc., Rockwell Automation, Inc., Advanced Micro Devices, Inc, and Capital One Financial Corp. With the exception of Capital One Financial Corp., none of these other stocks were in the portfolio as of the end of the reporting period. In the fixed income portion of the Portfolio, our yield curve positioning hurt results as the curve flattened and inverted, with two-year Treasury yields surpassing their 10-year counterparts.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. A number of significant changes occurred during the 12 month reporting period. Based on our analysis of the risks and rewards in the overall market, we increased the Portfolio’s equity exposure while reducing its exposure to the fixed income market. We also systematically reduced the Portfolio’s large overweight in the high yield corporate bond sector to a much lower position. This was based solely on our views of the risk/reward characteristics in this area. The shift in the Portfolio’s asset allocation was beneficial to performance, as equities rallied sharply from mid-July through the end of 2006.

In the equity portion of the Portfolio, we changed from a team managed approach to a single portfolio manager. Based on this change, we moved to pare the total number of equity holdings in the portfolio from approximately 200 to roughly 55 by the end of the period. We believe the Portfolio’s equity allocation remains well diversified among the various sectors in the market.

Thank you for your investment in the Legg Mason Partners Variable Capital and Income Portfolio.

Sincerely,

/s/ Robert Gendelman
Robert Gendelman Portfolio Manager ClearBridge Advisors, LLC (equity portion)	Western Asset Management Company (fixed income portion)

January 20, 2007

Legg Mason Partners Variable Portfolios II 2006 Annual Report     15

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the Portfolio managers’ current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: American Express Co. (3.3%), General Electric Co. (3.0%), National Fuel Gas Co. (2.3%), McDonald’s Corp. (2.2%), Altria Group Inc. (2.1%), UnitedHealth Group Inc. (2.1%), WellPoint Inc. (2.0%), UBS AG (2.0%), Time Warner Inc. (2.0%) and Microsoft Corp. (2.0%). Please refer to pages 32 through 44 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: Financials (23.4%), Consumer Discretionary (13.8%), Information Technology (10.8%), Industrials (9.3%) and Energy (7.3%). The Portfolio’s composition is subject to change at any time.

RISKS: The Portfolio may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. The Portfolio may engage in short sales. Losses from short sales may be unlimited. As interest rates rise, bond prices fall, reducing the value of the Portfolio’s share price. Junk bonds are speculative and their issuers may have diminished capacity to pay principal and interest. Investing in foreign securities is subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. These risks are magnified in emerging or developing markets. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Portfolio performance. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iv	The yield curve is the graphical depiction of the relationship between the yield on bonds of the same credit quality but different maturities.

[v]	Source: The Wall Street Journal, 1/07.

16    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Variable Capital and Income Portfolio

Investment Breakdown

Legg Mason Partners Variable Portfolios II 2006 Annual Report     17

Fund Performance

Legg Mason Partners Variable Capital and Income Portfolio

Average Annual Total Returns(1) (unaudited)

Twelve Months Ended 12/31/06	11.19%
Inception* through 12/31/06	12.05

Cumulative Total Return(1) (unaudited)

Inception* through 12/31/06	20.82%

(1)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

*	Inception date is 5/3/05.

18    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Historical Performance (unaudited)

Legg Mason Partners Variable Capital and Income Portfolio

Value of $10,000 Invested in the Legg Mason Partners Variable Capital and Income Portfolio vs. S&P 500 Index (May 3, 2005 - December 2006)

The chart above compares the growth in value of a hypothetical $10,000 investment in Legg Mason Partners Variable Capital and Income Portfolio on May 3, 2005 (inception date) through December 31, 2006 with that of a similar investment in the S&P 500 Index. The S&P 500 Index is an unmanaged index composed of 500 widely held common stocks listed on the New York Stock Exchange, American Stock Exchange and over-the-counter market.

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The graph does not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     19

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2006 and held for the six months ended December 31, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return (1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio(3)	Expenses Paid During the Period(4)
Legg Mason Partners Variable Appreciation Portfolio	10.84%	$1,000.00	$1,108.40	0.71%	$3.77
Legg Mason Partners Variable Fundamental Value Portfolio	12.07	1,000.00	1,120.70	0.77	4.12
Legg Mason Partners Variable Capital and Income Portfolio	8.64	1,000.00	1,086.40	0.83	4.36

(1)	For the six months ended December 31, 2006.
(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total returns would have been lower.

(3)	The expense ratios do not include the non-recurring restructuring and/or reorganization fees.
(4)

Expenses (net of fee waivers and/or expense reimbursements) are equal to each Portfolio’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

20    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return (1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio(2)	Expenses Paid During the Period(3)
Legg Mason Partners Variable Appreciation Portfolio	5.00%	$1,000.00	$1,021.63	0.71%	$3.62
Legg Mason Partners Variable Fundamental Value Portfolio	5.00	1,000.00	1,021.32	0.77	3.92
Legg Mason Partners Variable Capital and Income Portfolio	5.00	1,000.00	1,021.02	0.83	4.23

(1)	For the six months ended December 31, 2006.
(2)	The expense ratios do not include the non-recurring restructuring and/or reorganization fees.
(3)

Expenses (net of fee waivers and/or expense reimbursements) are equal to each Portfolio’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year, then divided by 365.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     21

Schedules of Investments (December 31, 2006)

LEGG MASON PARTNERS VARIABLE APPRECIATION PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 96.1%
CONSUMER DISCRETIONARY — 7.4%
Hotels, Restaurants & Leisure — 0.9%
104,000	Marcus Corp.	$2,660,320
119,900	McDonald’s Corp.	5,315,167

	Total Hotels, Restaurants & Leisure	7,975,487

Media — 6.1%
105,000	EchoStar Communications Corp., Class A Shares*	3,993,150
52,200	Gannett Co. Inc.	3,156,012
7,475	Idearc Inc.*	214,159
75,800	Meredith Corp.	4,271,330
1,040,825	Time Warner Inc.	22,669,168
97,578	Viacom Inc., Class B Shares*	4,003,625
444,100	Walt Disney Co.	15,219,307
84,990	Warner Music Group Corp.	1,950,521

	Total Media	55,477,272

Specialty Retail — 0.4%
89,600	Home Depot Inc.	3,598,336

	TOTAL CONSUMER DISCRETIONARY	67,051,095

CONSUMER STAPLES — 10.6%
Beverages — 1.6%
229,880	PepsiCo Inc.	14,378,994

Food & Staples Retailing — 3.1%
78,000	Costco Wholesale Corp.	4,123,860
370,748	Wal-Mart Stores Inc.	17,121,143
150,400	Walgreen Co.	6,901,856

	Total Food & Staples Retailing	28,146,859

Food Products — 3.1%
172,170	Cadbury Schweppes PLC, ADR	7,391,258
77,000	Dean Foods Co.*	3,255,560
151,000	General Mills Inc.	8,697,600
60,600	H.J. Heinz Co.	2,727,606
31,100	Hershey Co.	1,548,780
92,875	Wm. Wrigley Jr. Co.	4,803,495

	Total Food Products	28,424,299

Household Products — 2.8%
122,400	Kimberly-Clark Corp.	8,317,080
265,530	Procter & Gamble Co.	17,065,613

	Total Household Products	25,382,693

	TOTAL CONSUMER STAPLES	96,332,845

See Notes to Financial Statements.

22    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
ENERGY — 8.2%
Energy Equipment & Services — 0.9%
46,600	National-Oilwell Varco Inc.*	$2,850,988
91,800	Schlumberger Ltd.	5,798,088

	Total Energy Equipment & Services	8,649,076

Oil, Gas & Consumable Fuels — 7.3%
46,100	BP PLC, ADR	3,093,310
207,940	Canadian Natural Resources Ltd.	11,068,646
105,400	Cimarex Energy Co.	3,847,100
125,000	Devon Energy Corp.	8,385,000
222,164	EnCana Corp.	10,208,436
355,718	Exxon Mobil Corp.	27,258,670
29,850	Suncor Energy Inc.	2,355,464

	Total Oil, Gas & Consumable Fuels	66,216,626

	TOTAL ENERGY	74,865,702

EXCHANGE TRADED FUNDS — 1.6%
600,000	iShares MSCI Japan Index Fund	8,526,000
92,100	streetTRACKS Gold Trust*	5,821,641

	TOTAL EXCHANGE TRADED FUNDS	14,347,641

FINANCIALS — 20.0%
Capital Markets — 2.3%
151,000	Bank of New York Co. Inc.	5,944,870
19,500	Goldman Sachs Group Inc.	3,887,325
118,400	Merrill Lynch & Co. Inc.	11,023,040

	Total Capital Markets	20,855,235

Commercial Banks — 1.7%
444,400	Wells Fargo & Co.	15,802,864

Consumer Finance — 2.0%
298,400	American Express Co.	18,103,928

Diversified Financial Services — 2.3%
252,000	Bank of America Corp.	13,454,280
153,040	JPMorgan Chase & Co.	7,391,832

	Total Diversified Financial Services	20,846,112

Insurance — 9.1%
499	Berkshire Hathaway Inc., Class A Shares*	54,885,010
300,000	Marsh & McLennan Cos. Inc.	9,198,000
347,000	St. Paul Travelers Cos. Inc.	18,630,430

	Total Insurance	82,713,440

Real Estate Management & Development — 2.1%
326,100	Forest City Enterprises Inc., Class A Shares	19,044,240

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     23

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Thrifts & Mortgage Finance — 0.5%
106,000	Brookline Bancorp Inc.	$1,396,020
224,700	Hudson City Bancorp Inc.	3,118,836

	Total Thrifts & Mortgage Finance	4,514,856

	TOTAL FINANCIALS	181,880,675

HEALTH CARE — 5.7%
Biotechnology — 1.2%
103,850	Amgen Inc.*	7,093,993
45,000	Genentech Inc.*	3,650,850

	Total Biotechnology	10,744,843

Health Care Providers & Services — 0.7%
119,800	UnitedHealth Group Inc.	6,436,854

Pharmaceuticals — 3.8%
274,808	Johnson & Johnson	18,142,824
371,136	Pfizer Inc.	9,612,423
90,000	Schering-Plough Corp.	2,127,600
105,000	Wyeth	5,346,600

	Total Pharmaceuticals	35,229,447

	TOTAL HEALTH CARE	52,411,144

INDUSTRIALS — 20.0%
Aerospace & Defense — 4.5%
183,000	Honeywell International Inc.	8,278,920
222,500	Raytheon Co.	11,748,000
327,700	United Technologies Corp.	20,487,804

	Total Aerospace & Defense	40,514,724

Air Freight & Logistics — 1.5%
182,000	United Parcel Service Inc., Class B Shares	13,646,360

Airlines — 0.6%
373,500	Southwest Airlines Co.	5,722,020

Building Products — 0.3%
90,000	Masco Corp.	2,688,300

Commercial Services & Supplies — 2.8%
168,500	Covanta Holding Corp.*	3,713,740
178,000	Pitney Bowes Inc.	8,221,820
371,200	Waste Management Inc.	13,649,024

	Total Commercial Services & Supplies	25,584,584

See Notes to Financial Statements.

24    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Industrial Conglomerates — 9.1%
298,700	3M Co.	$23,277,691
1,272,719	General Electric Co.	47,357,874
415,500	Tyco International Ltd.	12,631,200

	Total Industrial Conglomerates	83,266,765

Road & Rail — 1.2%
185,669	Florida East Coast Industries Inc.	11,065,872

	TOTAL INDUSTRIALS	182,488,625

INFORMATION TECHNOLOGY — 16.3%
Communications Equipment — 5.3%
1,102,960	3Com Corp.*	4,533,166
816,350	Cisco Systems Inc.*	22,310,845
360,000	Juniper Networks Inc.*	6,818,400
301,000	Motorola Inc.	6,188,560
225,000	QUALCOMM Inc.	8,502,750

	Total Communications Equipment	48,353,721

Computers & Peripherals — 2.9%
892,500	EMC Corp.*	11,781,000
148,050	International Business Machines Corp.	14,383,058

	Total Computers & Peripherals	26,164,058

Internet Software & Services — 2.6%
103,400	eBay Inc.*	3,109,238
14,900	Google Inc., Class A Shares*	6,861,152
260,000	VeriSign Inc.*	6,253,000
296,500	Yahoo! Inc.*	7,572,610

	Total Internet Software & Services	23,796,000

IT Services — 1.5%
105,000	Accenture Ltd., Class A Shares	3,877,650
192,500	Automatic Data Processing Inc.	9,480,625

	Total IT Services	13,358,275

Semiconductors & Semiconductor Equipment — 0.6%
225,000	Agere Systems Inc.*	4,313,250
75,029	Intel Corp.	1,519,337

	Total Semiconductors & Semiconductor Equipment	5,832,587

Software — 3.4%
1,047,236	Microsoft Corp.	31,270,467

	TOTAL INFORMATION TECHNOLOGY	148,775,108

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     25

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
MATERIALS — 3.5%
Chemicals — 3.5%
119,000	Cytec Industries Inc.	$6,724,690
238,000	E.I. du Pont de Nemours & Co.	11,592,980
93,000	Ecolab Inc.	4,203,600
140,800	PPG Industries Inc.	9,040,768

	TOTAL MATERIALS	31,562,038

TELECOMMUNICATION SERVICES — 2.0%
Diversified Telecommunication Services — 0.6%
149,500	Verizon Communications Inc.	5,567,380

Wireless Telecommunication Services — 1.4%
133,000	ALLTEL Corp.	8,043,840
269,700	Sprint Nextel Corp.	5,094,633

	Total Wireless Telecommunication Services	13,138,473

	TOTAL TELECOMMUNICATION SERVICES	18,705,853

UTILITIES — 0.8%
Electric Utilities — 0.8%
212,160	Duke Energy Corp.	7,045,834

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $631,897,632)	875,466,560

Face Amount
SHORT-TERM INVESTMENT — 3.8%
Repurchase Agreement — 3.8%
$ 34,748,000	Interest in $573,925,000 joint tri-party repurchase agreement dated 12/29/06 with Greenwich Capital Markets Inc., 5.290% due 1/3/07; Proceeds at maturity — $34,773,530; (Fully collateralized by various U.S. government agency obligations, 3.918% to 7.134% due 7/1/15 to 5/1/42; Market value — $35,443,144) (Cost —$34,748,000)	34,748,000

	TOTAL INVESTMENTS — 99.9% (Cost — $666,645,632#)	910,214,560
	Other Assets in Excess of Liabilities — 0.1%	726,030

	TOTAL NET ASSETS — 100.0%	$910,940,590

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $669,957,479.

Abbreviation used in this schedule:

ADR — American Depositary Receipt

See Notes to Financial Statements.

26    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

LEGG MASON PARTNERS VARIABLE FUNDAMENTAL VALUE PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 91.3%
CONSUMER DISCRETIONARY — 14.6%
Auto Components — 0.8%
266,000	Lear Corp.	$7,854,980

Media — 11.1%
1,423,000	Interpublic Group of Cos. Inc.*	17,417,520
1,233,500	News Corp., Class B Shares	27,457,710
1,359,900	Pearson PLC	20,549,418
899,750	Time Warner Inc.	19,596,555
647,400	Walt Disney Co.	22,186,398

	Total Media	107,207,601

Specialty Retail — 2.7%
479,900	Gap Inc.	9,358,050
415,400	Home Depot Inc.	16,682,464

	Total Specialty Retail	26,040,514

	TOTAL CONSUMER DISCRETIONARY	141,103,095

CONSUMER STAPLES — 6.5%
Beverages — 0.6%
73,200	Molson Coors Brewing Co., Class B Shares	5,595,408

Food & Staples Retailing — 3.3%
379,325	Safeway Inc.	13,109,472
408,200	Wal-Mart Stores Inc.	18,850,676

	Total Food & Staples Retailing	31,960,148

Food Products — 2.0%
35,300	Smithfield Foods Inc.*	905,798
263,250	Unilever PLC	7,362,973
400,140	Unilever PLC, ADR	11,131,895

	Total Food Products	19,400,666

Household Products — 0.6%
77,800	Kimberly-Clark Corp.	5,286,510

	TOTAL CONSUMER STAPLES	62,242,732

ENERGY — 9.5%
Energy Equipment & Services — 3.2%
109,000	Baker Hughes Inc.	8,137,940
134,400	BJ Services Co.	3,940,608
145,400	GlobalSantaFe Corp.	8,546,612
312,000	Halliburton Co.	9,687,600

	Total Energy Equipment & Services	30,312,760

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     27

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Oil, Gas & Consumable Fuels — 6.3%
282,000	Anadarko Petroleum Corp.	$12,272,640
102,800	Chevron Corp.	7,558,884
72,200	ConocoPhillips	5,194,790
111,300	Devon Energy Corp.	7,466,004
119,400	Exxon Mobil Corp.	9,149,622
187,700	Murphy Oil Corp.	9,544,545
367,290	Williams Cos. Inc.	9,593,615

	Total Oil, Gas & Consumable Fuels	60,780,100

	TOTAL ENERGY	91,092,860

FINANCIALS — 17.5%
Capital Markets — 4.0%
30,100	Franklin Resources Inc.	3,316,117
266,000	Merrill Lynch & Co. Inc.	24,764,600
148,900	State Street Corp.	10,041,816

	Total Capital Markets	38,122,533

Consumer Finance — 1.3%
201,700	American Express Co.	12,237,139

Diversified Financial Services — 4.8%
402,978	Bank of America Corp.	21,514,995
522,400	JPMorgan Chase & Co.	25,231,920

	Total Diversified Financial Services	46,746,915

Insurance — 3.9%
164,200	American International Group Inc.	11,766,572
273,400	Chubb Corp.	14,465,594
192,415	CNA Surety Corp.*	4,136,923
77,600	Hartford Financial Services Group Inc.	7,240,856

	Total Insurance	37,609,945

Thrifts & Mortgage Finance — 3.5%
217,700	MGIC Investment Corp.	13,614,958
423,600	PMI Group Inc.	19,981,212
	Total Thrifts & Mortgage Finance	33,596,170

	TOTAL FINANCIALS	168,312,702

HEALTH CARE — 11.8%
Health Care Equipment & Supplies — 0.1%
9,400	Medtronic Inc.	502,994

Life Sciences Tools & Services — 0.5%
346,896	Enzo Biochem Inc.*	4,950,206

See Notes to Financial Statements.

28    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Pharmaceuticals — 11.2%
430,200	Abbott Laboratories	$20,955,042
206,500	Bentley Pharmaceuticals Inc.*	2,100,105
163,800	Eli Lilly & Co.	8,533,980
232,900	GlaxoSmithKline PLC, ADR	12,287,804
236,900	Johnson & Johnson	15,640,138
171,700	Novartis AG, ADR	9,862,448
720,100	Pfizer Inc.	18,650,590
403,100	Wyeth	20,525,852

	Total Pharmaceuticals	108,555,959

	TOTAL HEALTH CARE	114,009,159

INDUSTRIALS — 8.1%
Aerospace & Defense — 5.3%
119,500	Boeing Co.	10,616,380
469,500	Honeywell International Inc.	21,240,180
366,600	Raytheon Co.	19,356,480

	Total Aerospace & Defense	51,213,040

Building Products — 0.3%
78,850	Simpson Manufacturing Co. Inc.	2,495,602

Electrical Equipment — 0.4%
100,000	Emerson Electric Co.	4,409,000

Industrial Conglomerates — 0.1%
26,500	General Electric Co.	986,065

Machinery — 2.0%
214,500	Caterpillar Inc.	13,155,285
64,000	Deere & Co.	6,084,480

	Total Machinery	19,239,765

	TOTAL INDUSTRIALS	78,343,472

INFORMATION TECHNOLOGY — 15.4%
Communications Equipment — 4.8%
1,016,000	Cisco Systems Inc.*	27,767,280
481,000	Motorola Inc.	9,889,360
440,700	Nokia Oyj, ADR	8,955,024

	Total Communications Equipment	46,611,664

Computers & Peripherals — 1.5%
143,400	International Business Machines Corp.	13,931,310

Electronic Equipment & Instruments — 1.0%
286,700	Agilent Technologies Inc.*	9,991,495

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     29

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Internet Software & Services — 1.2%
199,700	eBay Inc.*	$6,004,979
248,500	VeriSign Inc.*	5,976,425

	Total Internet Software & Services	11,981,404

Semiconductors & Semiconductor Equipment — 4.9%
548,400	Applied Materials Inc.	10,117,980
122,900	Intel Corp.	2,488,725
270,100	Novellus Systems Inc.*	9,296,842
33,300	Samsung Electronics Co., Ltd., GDR (a)	10,955,700
1,197,284	Taiwan Semiconductor Manufacturing Co. Ltd., ADR	13,086,314
68,892	Verigy Ltd.*	1,222,833

	Total Semiconductors & Semiconductor Equipment	47,168,394

Software — 2.0%
617,800	Microsoft Corp.	18,447,508
232,000	Wave Systems Corp., Class A*	596,240

	Total Software	19,043,748

	TOTAL INFORMATION TECHNOLOGY	148,728,015

MATERIALS — 5.9%
Chemicals — 2.7%
236,400	Dow Chemical Co.	9,441,816
338,500	E.I. du Pont de Nemours & Co.	16,488,335

	Total Chemicals	25,930,151

Metals & Mining — 2.0%
358,000	Alcoa Inc.	10,743,580
11,300	AngloGold Ashanti Ltd., ADR	532,117
10,800	Newmont Mining Corp.	487,620
99,700	RTI International Metals Inc.*	7,798,534

	Total Metals & Mining	19,561,851

Paper & Forest Products — 1.2%
164,500	Weyerhaeuser Co.	11,621,925

	TOTAL MATERIALS	57,113,927

TELECOMMUNICATION SERVICES — 2.0%
Wireless Telecommunication Services — 2.0%
677,162	Vodafone Group PLC, ADR	18,811,560

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $649,930,881)	879,757,522

See Notes to Financial Statements.

30    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENT — 8.9%
Repurchase Agreement — 8.9%
$ 85,507,000	Interest in $373,105,000 joint tri-party repurchase agreement dated 12/29/06 with Morgan Stanley, 5.250% due 1/3/07; Proceeds at maturity — $85,569,349; (Fully collateralized by various U.S. government agency obligations, 3.500% to 6.500% due 1/1/09 to 9/1/33; Market value — $87,217,140) (Cost — $85,507,000)	$85,507,000

	TOTAL INVESTMENTS — 100.2% (Cost — $735,437,881#)	965,264,522
	Liabilities in Excess of Other Assets — (0.2)%	(2,238,934)

	TOTAL NET ASSETS — 100.0%	$963,025,588

*	Non-income producing security.
(a)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

#	Aggregate cost for federal income tax purposes is $735,451,117.

Abbreviations used in this schedule:

ADR — American Depositary Receipt

GDR — Global Depositary Receipt

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     31

Schedules of Investments (December 31, 2006) (continued)

LEGG MASON PARTNERS VARIABLE CAPITAL AND INCOME PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 73.7%
CONSUMER DISCRETIONARY — 12.7%
Hotels, Restaurants & Leisure — 4.5%
4,780	Las Vegas Sands Corp.*	$427,714
46,900	McDonald’s Corp.	2,079,077
13,900	Penn National Gaming, Inc.*	578,518
10,700	Starwood Hotels & Resorts Worldwide Inc.	668,750
5,620	Station Casinos Inc.	458,986

	Total Hotels, Restaurants & Leisure	4,213,045

Household Durables — 0.5%
6,100	Mohawk Industries Inc.*	456,646

Media — 7.7%
19,660	Clear Channel Communications Inc.	698,716
19,100	EchoStar Communications Corp., Class A Shares*	726,373
12,911	Lamar Advertising Co., Class A Shares*	844,250
18,300	R.H. Donnelley Corp.*	1,147,959
54,100	SES Global SA, FDR	963,057
87,000	Time Warner Inc.	1,894,860
45,300	Warner Music Group Corp.	1,039,635

	Total Media	7,314,850

	TOTAL CONSUMER DISCRETIONARY	11,984,541

CONSUMER STAPLES — 3.7%
Food & Staples Retailing — 0.5%
8,800	Costco Wholesale Corp.	465,256

Household Products — 1.1%
16,487	Procter & Gamble Co.	1,059,619

Tobacco — 2.1%
23,500	Altria Group Inc.	2,016,770

	TOTAL CONSUMER STAPLES	3,541,645

ENERGY — 6.5%
Energy Equipment & Services — 1.2%
11,100	SEACOR Holdings Inc.*	1,100,454

Oil, Gas & Consumable Fuels — 5.3%
41,600	Anadarko Petroleum Corp.	1,810,432
24,148	Cheniere Energy Inc.*	697,153
1,000	Crosstex Energy Inc.	31,670
30,100	Sasol Ltd., ADR	1,110,690
19,200	Total SA, ADR (a)	1,380,864

	Total Oil, Gas & Consumable Fuels	5,030,809

	TOTAL ENERGY	6,131,263

See Notes to Financial Statements.

32    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
FINANCIALS — 21.0%
Capital Markets — 2.0%
31,600	UBS AG	$1,906,428

Commercial Banks — 1.4%
38,100	Wells Fargo & Co.	1,354,836

Consumer Finance — 4.9%
50,750	American Express Co.	3,079,002
20,802	Capital One Financial Corp.	1,598,010

	Total Consumer Finance	4,677,012

Diversified Financial Services — 1.2%
21,600	Bank of America Corp.	1,153,224

Insurance — 10.5%
29,800	ACE Ltd.	1,804,986
30,800	AFLAC Inc.	1,416,800
25,700	American International Group Inc.	1,841,662
32,500	Chubb Corp.	1,719,575
58,550	Fidelity National Title Group Inc., Class A	1,398,174
42,600	First American Corp.	1,732,968

	Total Insurance	9,914,165

Real Estate Management & Development — 1.0%
30,330	Realogy Corp.*	919,606

	TOTAL FINANCIALS	19,925,271

HEALTH CARE — 5.3%
Health Care Providers & Services — 4.1%
36,700	UnitedHealth Group Inc.	1,971,891
24,400	WellPoint Inc.*	1,920,036

	Total Health Care Providers & Services	3,891,927

Pharmaceuticals — 1.2%
42,300	Bristol-Myers Squibb Co.	1,113,336

	TOTAL HEALTH CARE	5,005,263

INDUSTRIALS — 8.6%
Aerospace & Defense — 4.1%
6,790	Alliant Techsystems Inc.*	530,910
24,857	Hexcel Corp.*	432,760
32,700	Honeywell International Inc.	1,479,348
17,900	L-3 Communications Holdings Inc.	1,463,862

	Total Aerospace & Defense	3,906,880

Electrical Equipment — 1.5%
80,200	ABB Ltd., ADR	1,441,996

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     33

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Industrial Conglomerates — 3.0%
75,700	General Electric Co. (a)	$2,816,797

	TOTAL INDUSTRIALS	8,165,673

INFORMATION TECHNOLOGY — 10.6%
Communications Equipment — 2.6%
42,100	Cisco Systems Inc.*	1,150,593
35,100	QUALCOMM Inc.	1,326,429

	Total Communications Equipment	2,477,022

Electronic Equipment & Instruments — 1.5%
40,900	Agilent Technologies Inc.*	1,425,365

Internet Software & Services — 1.2%
43,000	Yahoo! Inc.*	1,098,220

IT Services — 2.5%
33,400	Ceridian Corp.*	934,532
35,367	Fidelity National Information Services Inc.	1,417,863

	Total IT Services	2,352,395

Software — 2.8%
62,000	Microsoft Corp. (a)	1,851,320
47,300	Oracle Corp.*	810,722

	Total Software	2,662,042

	TOTAL INFORMATION TECHNOLOGY	10,015,044

MATERIALS — 1.5%
Chemicals — 0.9%
14,900	Koppers Holdings Inc.	388,443
24,520	Nalco Holding Co.*	501,679

	Total Chemicals	890,122

Construction Materials — 0.6%
16,510	Cemex SA de CV, Participation Certificate, ADR*	559,359

	TOTAL MATERIALS	1,449,481

UTILITIES — 3.8%
Gas Utilities — 2.3%
57,400	National Fuel Gas Co.	2,212,196

Multi-Utilities — 1.5%
24,500	Sempra Energy	1,372,980

	TOTAL UTILITIES	3,585,176

	TOTAL COMMON STOCKS (Cost — $63,687,704)	69,803,357

See Notes to Financial Statements.

34    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
PREFERRED STOCK — 0.0%
CONSUMER DISCRETIONARY — 0.0%
Media — 0.0%
2	ION Media Networks Inc., 0.000% (b)* (Cost — $14,775)	$14,900

Face Amount	Rating‡
ASSET-BACKED SECURITIES (c) — 0.4%
Home Equity — 0.4%
$ 76,347	A	Option One Mortgage Loan Trust, Series 2002-04, Class M2, 7.015% due 7/25/32	76,467
250,000	A-	Renaissance Home Equity Loan Trust, Series 2003-4, Class M3, 7.220% due 3/25/34	252,125
58,966	Aaa (d)	SACO I Trust, Series 2005-02, Class A, 5.520% due 4/25/35 (e)	58,997

		TOTAL ASSET-BACKED SECURITIES (Cost — $389,671)	387,589

COLLATERALIZED MORTGAGE OBLIGATIONS (c) — 0.3%
181,560	AAA	Banc of America Funding Corp., Series 2006-H, Class 1A1, 5.702% due 9/20/46	181,956
91,465	AAA	Washington Mutual Inc., Series 2006-AR10, Class 1A1, 5.974% due 9/25/36	92,309

		TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $273,484)	274,265

CONVERTIBLE BOND & NOTE — 0.0%
Automobiles — 0.0%
10,000	CCC+	Ford Motor Co., 4.250% due 12/15/36 (Cost — $10,000)	10,738

CORPORATE BONDS & NOTES — 6.5%
Aerospace & Defense — 0.0%
15,000	B+	Alliant Techsystems Inc., Senior Subordinated Notes, 6.750% due 4/1/16	15,038

Airlines — 0.0%
10,000	CCC+	Continental Airlines Inc., Notes, 8.750% due 12/1/11	10,125

Auto Components — 0.1%
25,000	CCC+	Keystone Automotive Operations Inc., Senior Subordinated Notes, 9.750% due 11/1/13	24,875
		Visteon Corp., Senior Notes:
20,000	CCC+	8.250% due 8/1/10	19,600
10,000	CCC+	7.000% due 3/10/14	8,800

		Total Auto Components	53,275

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     35

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Automobiles — 0.2%
$ 235,000	B-	General Motors Corp., Senior Debentures, 8.375% due 7/15/33	$218,550

Beverages — 0.0%
30,000	BB	Constellation Brands Inc., Senior Notes, 7.250% due 9/1/16	30,975

Building Products — 0.1%
50,000	CCC	Associated Materials Inc., Senior Subordinated Notes, 9.750% due 4/15/12	51,750
20,000	B	Jacuzzi Brands Inc., Senior Secured Notes, 9.625% due 7/1/10	21,350
50,000	CCC+	NTK Holdings Inc., Senior Discount Notes, step bond to yield 10.464% due 3/1/14	35,250

		Total Building Products	108,350

Capital Markets — 0.1%
		E*TRADE Financial Corp., Senior Notes:
10,000	BB-	7.375% due 9/15/13	10,450
30,000	BB-	7.875% due 12/1/15	32,025

		Total Capital Markets	42,475

Chemicals — 0.1%
5,000	B	Huntsman International LLC, Senior Subordinated Notes, 7.875% due 11/13/14 (e)	5,063
75,000	BBB+	Potash Corp. of Saskatchewan, 7.125% due 6/15/07	75,538

		Total Chemicals	80,601

Commercial Services & Supplies — 0.1%
5,000	B-	Aleris International Inc., Senior Subordinated Notes, 10.000% due 12/15/16 (e)	5,037
25,000	B	DynCorp International LLC/ DIV Capital Corporation, Senior Subordinated Notes, Series B, 9.500% due 2/15/13	26,625
10,000	B+	Quebecor World Capital Corp., Senior Notes, 8.750% due 3/15/16 (e)	9,625
10,000	B-	Rental Services Corp., Senior Bonds, 9.500% due 12/1/14 (e)	10,375
45,000	BB-	Windstream Corp., Senior Notes, 8.625% due 8/1/16 (e)	49,500

		Total Commercial Services & Supplies	101,162

Consumer Finance — 0.8%
		Ford Motor Credit Co., Senior Notes:
300,000	B	5.800% due 1/12/09	294,691
55,000	B	9.875% due 8/10/11	58,878
10,000	B	8.110% due 1/13/12 (c)	9,921
400,000	BB+	General Motors Acceptance Corp., Notes, 5.625% due 5/15/09	397,059

		Total Consumer Finance	760,549

See Notes to Financial Statements.

36    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Containers & Packaging — 0.1%
$ 10,000	CCC+	Berry Plastics Holding Corp., Senior Secured Notes, 8.875% due 9/15/14 (e)	$10,200
40,000	CCC+	Graham Packaging Co. Inc., Senior Subordinated Notes, 9.875% due 10/15/14	40,600
10,000	B-	JSG Funding PLC, Senior Notes, 9.625% due 10/1/12	10,650
15,000	B	Plastipak Holdings Inc., Senior Notes, 8.500% due 12/15/15 (e)	15,675

		Total Containers & Packaging	77,125

Diversified Consumer Services — 0.1%
100,000	B	Hertz Corp., Senior Subordinated Notes, 10.500% due 1/1/16 (e)	110,500

Diversified Financial Services — 1.1%
30,000	B-	Basell AF SCA, Senior Secured Subordinated Second Priority Notes, 8.375% due 8/15/15 (e)	30,975
75,000	A-	Capital One Bank, Notes, 5.750% due 9/15/10	76,270
25,000	CCC+	CCM Merger Inc., Notes, 8.000% due 8/1/13 (e)	24,563
		CitiSteel USA Inc., Senior Secured Notes:
10,000	CCC+	12.949% due 9/1/10 (c)	10,400
10,000	NR	15.000% due 10/1/10 (b)(e)	11,350
125,000	A	Countrywide Home Loans Inc., Medium-Term Notes, Series M, 4.125% due 9/15/09	121,474
20,000	B+	El Paso Performance-Linked Trust Certificates, Notes, 7.750% due 7/15/11 (e)	21,250
20,000	B-	Hexion U.S. Finance Corp./ Hexion Nova Scotia Finance ULC, Senior Secured Notes, 9.750% due 11/15/14 (e)	20,375
10,000	B+	Idearc Inc., Senior Notes, 8.000% due 11/15/16 (e)	10,200
5,000	CCC	Milacron Escrow Corp., Senior Secured Notes, 11.500% due 5/15/11	4,775
125,000	A+	Nationwide Building Society, Medium-Term Notes, 2.625% due 1/30/07 (e)	124,759
490,000	BBB	Residential Capital Corp., Notes, 6.000% due 2/22/11	489,515
10,000	B-	UCAR Finance Inc., Senior Notes, 10.250% due 2/15/12	10,588
15,000	B-	UGS Corp., Senior Subordinated Notes, 10.000% due 6/1/12	16,425
65,000	CCC+	Vanguard Health Holdings Co. II LLC, Senior Subordinated Notes, 9.000% due 10/1/14	66,137

		Total Diversified Financial Services	1,039,056

Diversified Telecommunication Services — 0.5%
		Cincinnati Bell Inc.:
5,000	B-	Senior Notes, 7.000% due 2/15/15	5,031
30,000	B-	Senior Subordinated Notes, 8.375% due 1/15/14	30,975
		Citizens Communications Co., Senior Notes:
5,000	BB+	7.875% due 1/15/27 (e)	5,075
15,000	BB+	9.000% due 8/15/31	16,350
30,000	CCC+	Hawaiian Telcom Communications Inc., Senior Subordinated Notes, Series B, 12.500% due 5/1/15	31,575
10,000	B+	Inmarsat Finance PLC, 7.625% due 6/30/12	10,375

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     37

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Diversified Telecommunication Services — 0.5% (continued)
		Intelsat Bermuda Ltd., Senior Notes:
$ 30,000	B+	9.250% due 6/15/16 (e)	$32,400
55,000	B	11.250% due 6/15/16 (e)	60,638
45,000	B	Intelsat Ltd., Notes, 7.625% due 4/15/12	42,188
5,000	CCC-	Level 3 Communications Inc., Senior Notes, 11.500% due 3/1/10	5,325
		Level 3 Financing Inc., Senior Notes:
10,000	CCC-	11.800% due 3/15/11 (c)	10,625
10,000	CCC-	9.250% due 11/1/14 (e)	10,250
20,000	B-	NTL Cable PLC, Senior Notes, 9.125% due 8/15/16	21,225
155,000	BB+	Qwest Corp., Notes, 7.500% due 10/1/14	165,075
50,000	BBB+	Telecom Italia Capital SA, Notes, 5.250% due 10/1/15	46,785

		Total Diversified Telecommunication Services	493,892

Electric Utilities — 0.1%
25,043	BB-	Midwest Generation LLC, Pass-Through Certificates, Series B, 8.560% due 1/2/16	27,626
10,000	B-	Orion Power Holdings Inc., Senior Notes, 12.000% due 5/1/10	11,400

		Total Electric Utilities	39,026

Energy Equipment & Services — 0.1%
75,000	BBB+	Cameron International Corp., Senior Notes, 2.650% due 4/15/07	74,396
15,000	B	Complete Production Services Inc., Senior Notes, 8.000% due 12/15/16 (e)	15,450
5,000	CCC+	Geokinetics Inc., Secured Notes, 11.860% due 12/15/12 (c)(e)	5,050
5,000	BB-	Pride International Inc., Senior Notes, 7.375% due 7/15/14	5,187

		Total Energy Equipment & Services	100,083

Gas Utilities — 0.0%
20,000	B-	Suburban Propane Partners LP/ Suburban Energy Finance Corp., Senior Notes, 6.875% due 12/15/13	19,700

Health Care Providers & Services — 0.2%
		HCA Inc.:
30,000	B-	Notes, 6.375% due 1/15/15	25,500
		Senior Notes:
30,000	B-	6.300% due 10/1/12	27,525
30,000	B-	6.500% due 2/15/16	25,425
		Senior Secured Notes:
10,000	BB-	9.250% due 11/15/16 (e)	10,737
10,000	BB-	9.625% due 11/15/16 (e)	10,775
		Tenet Healthcare Corp., Senior Notes:
50,000	CCC+	9.875% due 7/1/14	51,125
5,000	CCC+	6.875% due 11/15/31	4,038
15,000	B+	Triad Hospitals Inc., Senior Subordinated Notes, 7.000% due 11/15/13	15,169

		Total Health Care Providers & Services	170,294

See Notes to Financial Statements.

38    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Hotels, Restaurants & Leisure — 0.2%
$ 5,000	CCC+	El Pollo Loco Inc., Senior Notes, 11.750% due 11/15/13	$5,450
40,000	B-	Inn of the Mountain Gods Resort & Casino, Senior Notes, 12.000% due 11/15/10	43,400
10,000	B	Isle of Capri Casinos Inc., Senior Subordinated Notes, 7.000% due 3/1/14	10,000
		MGM MIRAGE Inc.:
5,000	BB	7.625% due 1/15/17	5,038
34,882	B+	Senior Subordinated Notes, 9.375% due 2/15/10	37,498
5,000	B+	River Rock Entertainment Authority, Senior Notes, 9.750% due 11/1/11	5,325
35,000	B+	Station Casinos Inc., Senior Notes, 7.750% due 8/15/16	35,437

		Total Hotels, Restaurants & Leisure	142,148

Household Durables — 0.2%
10,000	BB	Beazer Homes USA Inc., Senior Notes, 8.125% due 6/15/16	10,650
100,000	BBB	Centex Corp., Notes, 4.750% due 1/15/08	99,073
50,000	BB	K Hovnanian Enterprises Inc., Senior Notes, 8.625% due 1/15/17	53,500
20,000	B-	Norcraft Cos. LP/ Norcraft Finance Corp., Senior Subordinated Notes, 9.000% due 11/1/11	20,800
10,000	B-	Norcraft Holdings LP/ Norcraft Capital Corp., Senior Discount Notes, step bond to yield 8.868% due 9/1/12	8,500

		Total Household Durables	192,523

Household Products — 0.0%
15,000	CCC	Nutro Products Inc., Senior Subordinated Notes, 10.750% due 4/15/14 (e)	16,463
12,000	CCC	Spectrum Brands Inc., Senior Subordinated Notes, 7.375% due 2/1/15	10,440

		Total Household Products	26,903

Independent Power Producers & Energy Traders — 0.2%
20,000	BB-	Edison Mission Energy, Senior Notes, 7.750% due 6/15/16	21,300
90,000	B-	NRG Energy Inc., Senior Notes, 7.375% due 2/1/16	90,675
50,000	BB+	TXU Corp., Senior Notes, Series P, 5.550% due 11/15/14	47,717

		Total Independent Power Producers & Energy Traders	159,692

Insurance — 0.0%
25,000	BB	Crum & Forster Holdings Corp., Senior Notes, 10.375% due 6/15/13	27,188

Internet & Catalog Retail — 0.0%
5,000	B	Brookstone Co. Inc., Senior Secured Notes, 12.000% due 10/15/12	4,913
20,000	B-	FTD Inc., Senior Subordinated Notes, 7.750% due 2/15/14	20,125

		Total Internet & Catalog Retail	25,038

IT Services — 0.1%
55,000	B-	SunGard Data Systems Inc., Senior Subordinated Notes, 10.250% due 8/15/15	58,987

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     39

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Machinery — 0.2%
$ 100,000	A	Caterpillar Inc., Senior Debentures, 7.250% due 9/15/09 (a)	$105,058
25,000	B	Mueller Group Inc., Senior Subordinated Notes, 10.000% due 5/1/12	27,313
10,000	B	Mueller Holdings Inc., Senior Discount Notes, step bond to yield 11.248% due 4/15/14	9,050

		Total Machinery	141,421

Media — 0.6%
35,000	B-	Affinion Group Inc., Senior Notes, 10.125% due 10/15/13	37,275
		AMC Entertainment Inc.:
10,000	B-	Senior Notes, Series B, 8.625% due 8/15/12	10,512
40,000	CCC+	Senior Subordinated Notes, 11.000% due 2/1/16	45,100
30,000	CCC-	CCH I Holdings LLC/ CCH I Holdings Capital Corp., Senior Notes, 11.750% due 5/15/14	27,225
50,000	CCC-	CCH I LLC/ CCH Capital Corp., Senior Secured Notes, 11.000% due 10/1/15	51,562
		CCH II LLC/ CCH II Capital Corp.:
26,000	CCC (f)	10.250% due 10/1/13	27,820
40,000	CCC-	Senior Notes, 10.250% due 9/15/10	42,050
15,000	CCC-	Charter Communications Holdings LLC, Senior Discount Notes, step bond to yield 13.511% due 1/15/12	14,062
20,000	CCC	CMP Susquehanna Corp., Senior Subordinated Notes, 9.875% due 5/15/14 (e)	20,000
80,000	BBB+	Comcast Corp., Notes, 6.500% due 1/15/17	83,636
		CSC Holdings Inc., Senior Debentures:
10,000	B+	7.625% due 7/15/18	9,788
15,000	B+	Series B, 8.125% due 8/15/09	15,619
5,000	CCC-	ION Media Networks Inc., Senior Secured Notes, 11.624% due 1/15/13 (c)(e)	5,088
20,000	B-	Kabel Deutschland GmbH, Senior Notes, 10.625% due 7/1/14	22,275
20,000	B	Lamar Media Corp., Senior Subordinated Notes, 6.625% due 8/15/15	19,925
20,000	B	Primedia Inc., Senior Notes, 8.875% due 5/15/11	20,500
10,000	B+	Rainbow National Services LLC, Senior Notes, 8.750% due 9/1/12 (e)	10,562
25,000	BB+	Rogers Cable Inc., Secured Notes, 5.500% due 3/15/14	24,030
70,000	BBB+	Time Warner Inc., 6.875% due 5/1/12	74,055
20,000	CCC	XM Satellite Radio Inc., Senior Notes, 9.750% due 5/1/14	20,100

		Total Media	581,184

Metals & Mining — 0.1%
10,000	CCC+	Metals USA Holdings Corp., Senior Notes, 11.365% due 1/15/12 (c)(e)	9,650
35,000	B-	Metals USA Inc., Senior Secured Notes, 11.125% due 12/1/15	38,631
20,000	B-	Rathgibson Inc., Senior Notes, 11.250% due 2/15/14	21,300
40,000	BBB	Vale Overseas Ltd., Notes, 6.875% due 11/21/36	41,226

		Total Metals & Mining	110,807

See Notes to Financial Statements.

40    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Multiline Retail — 0.1%
		Neiman Marcus Group Inc.:
$ 10,000	B-	Senior Notes, 9.000% due 10/15/15	$10,963
25,000	B-	Senior Subordinated Notes, 10.375% due 10/15/15	27,937

		Total Multiline Retail	38,900

Office Electronics — 0.0%
30,000	BB+	Xerox Corp., Senior Notes, 6.750% due 2/1/17	31,500

Oil, Gas & Consumable Fuels — 0.6%
40,000	BBB-	Anadarko Petroleum Corp., Senior Notes, 5.950% due 9/15/16	40,157
40,000	CCC+	Belden & Blake Corp., Secured Notes, 8.750% due 7/15/12	41,200
85,000	BB	Chesapeake Energy Corp., Senior Notes, 6.500% due 8/15/17	83,512
5,000	BB-	Compagnie Generale de Geophysique SA, Senior Notes, 7.500% due 5/15/15	5,050
35,000	B	El Paso Corp., Medium-Term Notes, 7.800% due 8/1/31	38,412
15,000	B-	EXCO Resources Inc., Senior Notes, 7.250% due 1/15/11	15,300
30,000	BBB	Gazprom, Notes, 6.212% due 11/22/16 (e)	30,285
15,000	CCC+	International Coal Group Inc., Senior Notes, 10.250% due 7/15/14	15,075
20,000	BBB-	Kerr-McGee Corp., 6.950% due 7/1/24	21,355
105,000	BB-	Northwest Pipeline Corp., Senior Notes, 7.000% due 6/15/16	110,250
15,000	BB	OPTI Canada Inc., Senior Secured Notes, 8.250% due 12/15/14 (e)	15,488
20,000	B-	Petrohawk Energy Corp., Senior Notes, 9.125% due 7/15/13	21,100
20,000	B+	Pogo Producing Co., Senior Subordinated Notes, 7.875% due 5/1/13	20,400
15,000	B1 (d)	SemGroup LP, Senior Notes, 8.750% due 11/15/15 (e)	15,150
10,000	B-	Stone Energy Corp., Senior Subordinated Notes, 8.250% due 12/15/11	9,875
40,000	BBB	XTO Energy Inc., Senior Notes, 7.500% due 4/15/12	43,506

		Total Oil, Gas & Consumable Fuels	526,115

Paper & Forest Products — 0.1%
40,000	B	Appleton Papers Inc., Senior Subordinated Notes, Series B, 9.750% due 6/15/14	41,400
		NewPage Corp.:
20,000	CCC+	Senior Secured Notes, 11.621% due 5/1/12 (c)	21,700
15,000	CCC+	Senior Subordinated Notes, 12.000% due 5/1/13	15,938
10,000	B+	Verso Paper Holdings LLC, Senior Secured Notes, 9.125% due 8/1/14 (e)	10,475
30,000	BBB	Weyerhaeuser Co., Notes, 6.750% due 3/15/12	31,497

		Total Paper & Forest Products	121,010

Pharmaceuticals — 0.0%
35,000	CCC	Leiner Health Products Inc., Senior Subordinated Notes, 11.000% due 6/1/12	36,400

Real Estate Investment Trusts (REITs) — 0.1%
75,000	BBB	iStar Financial Inc., Senior Notes, Series B, 4.875% due 1/15/09	74,199
15,000	B	Kimball Hill Inc., Senior Subordinated Notes, 10.500% due 12/15/12	14,100
5,000	BB+	Ventas Realty LP/ Ventas Capital Corp., Senior Notes, 6.500% due 6/1/16	5,150

		Total Real Estate Investment Trusts (REITs)	93,449

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     41

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Real Estate Management & Development — 0.0%
$ 5,000	B-	Ashton Woods USA LLC/ Ashton Woods Finance Co., Senior Subordinated Notes, 9.500% due 10/1/15	$4,575

Road & Rail — 0.1%
75,000	BBB+	Burlington Northern Santa Fe Corp., Notes, 7.875% due 4/15/07	75,482
30,000	B-	Grupo Transportacion Ferroviaria Mexicana SA de CV, Senior Notes, 9.375% due 5/1/12	32,175

		Total Road & Rail	107,657

Semiconductors & Semiconductor Equipment — 0.0%
15,000	B	Freescale Semiconductor Inc., Senior Notes, 8.875% due 12/15/14 (e)	15,019

Software — 0.0%
31,513	B-	UGS Capital Corp. II, Senior Notes, 10.348% due 6/1/11 (b)(c)(e)	32,458

Specialty Retail — 0.0%
25,000	CCC	Blockbuster Inc., Senior Subordinated Notes, 9.000% due 9/1/12	24,312
5,000	B	Linens ’n Things Inc., Senior Secured Notes, 10.999% due 1/15/14 (c)	4,875

		Total Specialty Retail	29,187

Tobacco — 0.0%
5,000	B-	Alliance One International Inc., Senior Notes, 11.000% due 5/15/12	5,350

Trading Companies & Distributors — 0.1%
15,000	B	Ashtead Capital Inc., Notes, 9.000% due 8/15/16 (e)	16,125
10,000	B+	H&E Equipment Services Inc., Senior Notes, 8.375% due 7/15/16	10,525
25,000	CCC+	Penhall International Corp., Senior Secured Notes, 12.000% due 8/1/14 (e)	27,125

		Total Trading Companies & Distributors	53,775

Wireless Telecommunication Services — 0.1%
30,000	CCC	Rural Cellular Corp., Senior Notes, 9.875% due 2/1/10	32,062
60,000	BBB+	Sprint Capital Corp., Senior Notes, 8.375% due 3/15/12	66,754

		Total Wireless Telecommunication Services	98,816

		TOTAL CORPORATE BONDS & NOTES (Cost — $5,964,719)	6,130,878

MORTGAGE-BACKED SECURITIES — 6.0%
FHLMC — 3.6%
		Federal Home Loan Mortgage Corp. (FHLMC):
293,918		4.352% due 12/1/34 (c)	289,187
294,159		5.127% due 6/1/35 (c)	294,373
2,808,500		6.000% due 7/1/21-2/1/36	2,843,355

		Total FHLMC	3,426,915

See Notes to Financial Statements.

42    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Security	Value
FNMA — 1.4%
	Federal National Mortgage Association (FNMA):
$209,816	4.860% due 1/1/35 (c)	$209,056
225,373	4.439% due 4/1/35 (c)	226,420
280,275	5.613% due 4/1/36 (c)	282,081
549,490	5.591% due 5/1/36 (c)	552,044

	Total FNMA	1,269,601

GNMA — 1.0%
978,557	Government National Mortgage Association (GNMA), 5.500% due 8/15/21	982,412

	TOTAL MORTGAGE-BACKED SECURITIES (Cost — $5,660,461)	5,678,928

U.S. GOVERNMENT & AGENCY OBLIGATIONS — 8.2%
U.S. Government Agency — 0.1%
50,000	Federal National Mortgage Association (FNMA), Notes, 5.000% due 9/15/08	49,965

U.S. Government Obligations — 8.1%
	U.S. Treasury Notes:
240,000	5.000% due 7/31/08	240,469
3,500,000	4.500% due 9/30/11	3,470,334
4,000,000	4.500% due 11/30/11	3,965,628

	Total U.S. Government Obligations	7,676,431

	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $7,770,026)	7,726,396

Contracts
PURCHASED OPTIONS — 0.2%
19,600	Clear Channel Communications, Put @ $35.00, expires 4/21/07	4,900
8,400	S&P 500 Index, Put @ $1,350, expires 6/16/07	189,840
1,100	S&P 500 Index, Put @ $1,400, expires 3/17/07	21,780

	TOTAL PURCHASED OPTIONS (Cost — $233,290)	216,520

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $84,004,130)	90,243,571

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     43

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENTS — 4.8%
Repurchase Agreements — 4.8%
$ 3,695,000	Interest in $573,925,000 joint tri-party repurchase agreement dated 12/29/06 with Greenwich Capital Markets Inc., 5.290% due 1/3/07; Proceeds at maturity — $3,697,715; (Fully collateralized by various U.S. government agency obligations, 3.918% to 7.134% due 7/1/15 to 5/1/42; Market value — $3,768,920)	$3,695,000
835,000	Nomura Securities International Inc. repurchase agreement dated 12/29/06, 5.270% due 1/2/07; Proceeds at maturity — $835,489; (Fully collateralized by U.S. government agency obligation, 3.625% due 9/15/08; Market value — $852,085)	835,000

	TOTAL SHORT-TERM INVESTMENTS (Cost — $4,530,000)	4,530,000

	TOTAL INVESTMENTS — 100.1% (Cost — $88,534,130#)	94,773,571
	Liabilities in Excess of Other Assets — (0.1)%	(111,420)

	TOTAL NET ASSETS — 100.0%	$94,662,151

*	Non-income producing security.
‡	All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.
(a)	All or a portion of this security is segregated for purchased options.
(b)	Payment-in-kind security for which part of the income earned may be paid as additional principal.
(c)	Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2006.
(d)	Rating by Moody’s Investors Service. All ratings are unaudited.
(e)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(f)	Rating by Fitch Ratings Service. All ratings are unaudited.
#	Aggregate cost for federal income tax purposes is $88,737,316.

Abbreviations used in this schedule:

ADR — American Depositary Receipt

FDR — Fiduciary Depositary Receipt

See Notes to Financial Statements.

44    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Bond Ratings (unaudited)

The definitions of the applicable rating symbols are set forth below:

Standard & Poor’s Ratings Service (“Standard & Poor’s”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standings within the major rating categories.

AAA	—	Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA	—	Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A	—	Bonds rated “A” have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB	—	Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB, B, CCC, CC and C	—	Bonds rated “BB”, “B”, “CCC”, “CC” and “C” are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents the lowest degree of speculation and “C” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D	—	Bonds rated “D” are in default and payment of interest and/or repayment of principal is in arrears.

Moody’s Investors Service (“Moody’s”) — Numerical modifiers 1, 2 and 3 may be applied to each generic rating from “Aa” to “Caa,” where 1 is the highest and 3 the lowest ranking within its generic category.

Aaa	—	Bonds rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	—	Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

A	—	Bonds rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa	—	Bonds rated “Baa” are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	—	Bonds rated “Ba” are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	—	Bonds rated “B” generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	—	Bonds rated “Caa” are of poor standing. These may be in default, or present elements of danger may exist with respect to principal or interest.

Ca	—	Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.
C	—	Bonds rated “C” are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     45

Bond Ratings (unaudited) (continued)

Fitch Ratings Service (“Fitch”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus(+) or minus (-) sign to show relative standings within the major rating categories.

AAA	—	Bonds rated “AAA” have the highest rating assigned by Fitch. Capacity to pay interest and repay principal is extremely strong.

AA	—	Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A	—	Bonds rated “A” have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB	—	Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB, B, CCC and CC	—	Bonds rated “BB”, “B”, “CCC” and “CC” are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents a lower degree of speculation than “B”, and “CC” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

NR	—	Indicates that the bond is not rated by Standard & Poor’s, Moody’s, or Fitch.

46    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Statements of Assets and Liabilities (December 31, 2006)

	Legg Mason Partners Variable Appreciation Portfolio	Legg Mason Partners Variable Fundamental Value Portfolio	Legg Mason Partners Variable Capital and Income Portfolio
ASSETS:
Investments, at cost	$666,645,632	$735,437,881	$88,534,130

Investments, at value	$910,214,560	$965,264,522	$94,773,571
Cash	710	544	970
Receivable for securities sold	1,228,133	—	—
Dividends and interest receivable	1,043,518	1,523,985	327,682
Receivable for Fund shares sold	25,072	—	118,848
Receivable from manager	36,355	38,290	3,050
Principal paydown receivable	—	—	8,657
Prepaid expenses	10,486	10,970	767

Total Assets	912,558,834	966,838,311	95,233,545

LIABILITIES:
Payable for Fund shares repurchased	897,142	513,656	14,982
Investment management fee payable	535,726	612,017	58,576
Trustees’ fees payable	74,246	78,042	6,566
Deferred compensation payable	4,081	4,428	181
Payable for securities purchased	—	2,485,773	439,084
Payable for open forward currency contracts	—	—	2,902
Accrued expenses	107,049	118,807	49,103

Total Liabilities	1,618,244	3,812,723	571,394

Total Net Assets	$910,940,590	$963,025,588	$94,662,151

NET ASSETS:
Par value (Note 4)	$34,049	$42,258	$8,206
Paid-in capital in excess of par value	661,839,532	729,641,081	87,963,521
Undistributed net investment income	315,524	170,434	73,332
Accumulated net realized gain on investments, futures contracts and foreign currency transactions	5,182,666	3,345,174	380,525
Net unrealized appreciation on investments and foreign currencies	243,568,819	229,826,641	6,236,567

Total Net Assets	$910,940,590	$963,025,588	$94,662,151

Shares Outstanding	34,048,878	42,257,974	8,205,630

Net Asset Value	$26.75	$22.79	$11.54

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     47

Statements of Operations (For the year ended December 31, 2006)

	Legg Mason Partners Variable Appreciation Portfolio	Legg Mason Partners Variable Fundamental Value Portfolio	Legg Mason Partners Variable Capital and Income Portfolio
INVESTMENT INCOME:
Dividends	$14,220,644	$17,150,790	$685,673
Interest	2,015,414	4,856,304	1,584,842
Less: Foreign taxes withheld	(24,643)	(244,248)	(6,979)

Total Investment Income	16,211,415	21,762,846	2,263,536

EXPENSES:
Investment management fee (Note 2)	6,140,027	6,885,264	487,392
Restructuring and reorganization fees (Note 10)	134,010	144,683	30,271
Trustees’ fees (Note 10)	89,853	95,346	8,140
Shareholder reports	45,283	53,764	11,743
Audit and tax	24,900	24,961	21,278
Insurance	19,040	18,185	780
Legal fees	8,341	10,782	8,458
Custody fees	7,290	13,317	8,980
Transfer agent fees	377	362	331
Registration fees	—	—	2,663
Miscellaneous expenses	4,383	9,856	5,822

Total Expenses	6,473,504	7,256,520	585,858
Less: Fee waivers and/or expense reimbursements (Notes 2, 7 and 10)	(57,813)	(59,701)	(5,286)

Net Expenses	6,415,691	7,196,819	580,572

Net Investment Income	9,795,724	14,566,027	1,682,964

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	42,068,898	39,114,965	980,952
Futures contracts	602,052	—	13,603
Foreign currency transactions	(259)	(33,762)	(2,337)

Net Realized Gain	42,670,691	39,081,203	992,218

Change in Net Unrealized Appreciation/Depreciation From:
Investments	70,716,085	89,832,519	4,856,439
Futures contracts	—	—	58,787
Foreign currencies	(12)	—	(2,876)

Change in Net Unrealized Appreciation/ Depreciation	70,716,073	89,832,519	4,912,350

Net Gain on Investments, Futures Contracts and Foreign Currency Transactions	113,386,764	128,913,722	5,904,568

Increase in Net Assets From Operations	$123,182,488	$143,479,749	$7,587,532

See Notes to Financial Statements.

48    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Statements of Changes in Net Assets (For the years ended December 31,)

Legg Mason Partners Variable Appreciation Portfolio	2006	2005
OPERATIONS:
Net investment income	$9,795,724	$7,561,463
Net realized gain	42,670,691	38,711,871
Change in net unrealized appreciation/depreciation	70,716,073	(9,280,692)

Increase in Net Assets From Operations	123,182,488	36,992,642

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(9,672,738)	(7,595,224)
Net realized gains	(25,396,834)	—

Decrease in Net Assets From Distributions to Shareholders	(35,069,572)	(7,595,224)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	44,066,646	77,910,897
Reinvestment of distributions	35,069,572	7,595,224
Cost of shares repurchased	(155,165,635)	(67,550,432)

Increase (Decrease) in Net Assets From Fund Share Transactions	(76,029,417)	17,955,689

Increase in Net Assets	12,083,499	47,353,107
NET ASSETS:
Beginning of year	898,857,091	851,503,984

End of year*	$910,940,590	$898,857,091

* Includes undistributed net investment income of:	$315,524	$58,787

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     49

Statements of Changes in Net Assets (For the years ended December 31,) (continued)

Legg Mason Partners Variable Fundamental Value Portfolio	2006	2005
OPERATIONS:
Net investment income	$14,566,027	$8,523,386
Net realized gain	39,081,203	59,418,579
Change in net unrealized appreciation/depreciation	89,832,519	(26,608,718)

Increase in Net Assets From Operations	143,479,749	41,333,247

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(14,835,090)	(8,299,854)
Net realized gains	(37,566,545)	(52,154,309)

Decrease in Net Assets From Distributions to Shareholders	(52,401,635)	(60,454,163)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	49,205,279	26,682,851
Reinvestment of distributions	52,401,635	60,454,163
Cost of shares repurchased	(126,127,386)	(61,653,711)
Net assets of shares issued in connection with merger (Note 5)	—	4,395,485

Increase (Decrease) in Net Assets From Fund Share Transactions	(24,520,472)	29,878,788

Increase in Net Assets	66,557,642	10,757,872
NET ASSETS:
Beginning of year	896,467,946	885,710,074

End of year*	$963,025,588	$896,467,946

* Includes undistributed net investment income of:	$170,434	$328,576

See Notes to Financial Statements.

50    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Statements of Changes in Net Assets (For the years ended December 31,) (continued)

Legg Mason Partners Variable Capital and Income Portfolio	2006	2005†
OPERATIONS:
Net investment income	$1,682,964	$406,947
Net realized gain	992,218	348,150
Change in net unrealized appreciation/depreciation	4,912,350	1,324,217

Increase in Net Assets From Operations	7,587,532	2,079,314

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(1,640,000)	(406,230)
Net realized gains	(597,406)	(366,963)

Decrease in Net Assets From Distributions to Shareholders	(2,237,406)	(773,193)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	55,856,795	52,612,924
Reinvestment of distributions	2,237,405	773,193
Cost of shares repurchased	(4,760,077)	(18,714,336)

Increase in Net Assets From Fund Share Transactions	53,334,123	34,671,781

Increase in Net Assets	58,684,249	35,977,902
NET ASSETS:
Beginning of year	35,977,902	—

End of year*	$94,662,151	$35,977,902

* Includes undistributed net investment income of:	$73,332	$2,229

†	The Fund commenced operations on May 3, 2005.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     51

Financial Highlights

For a share of beneficial interest outstanding throughout each year ended December 31:

Legg Mason Partners Variable Appreciation Portfolio	2006		2005	2004	2003	2002(1)
Net Asset Value, Beginning of Year	$24.23		$23.43	$21.77	$17.58	$21.66

Income (Loss) From Operations:
Net investment income	0.30		0.21	0.25	0.14	0.13
Net realized and unrealized gain (loss)	3.28		0.80	1.66	4.18	(3.92)

Total Income (Loss) From Operations	3.58		1.01	1.91	4.32	(3.79)

Less Distributions From:
Net investment income	(0.29)		(0.21)	(0.25)	(0.13)	(0.29)
Net realized gains	(0.77)		—	—	—	—

Total Distributions	(1.06)		(0.21)	(0.25)	(0.13)	(0.29)

Net Asset Value, End of Year	$26.75		$24.23	$23.43	$21.77	$17.58

Total Return(2)	14.80%		4.29%	8.79%	24.56%	(17.53)%

Net Assets, End of Year (millions)	$911		$899	$852	$730	$549

Ratios to Average Net Assets:
Gross expenses	0.73	%†	0.72%	0.75%	0.77%	0.77%
Net expenses	0.72	(3)†	0.72	0.75 (3)	0.77	0.77
Net investment income	1.10		0.86	1.14	0.73	0.67

Portfolio Turnover Rate	35%		51%	41%	41%	71%

(1)	Per share amounts have been calculated using the average shares method.
(2)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.

(3)	Reflects fee waivers and/or expense reimbursements.
†

Included in the expense ratios are certain non-recurring restructuring (and reorganization if applicable) fees that were incurred by the Portfolio during the period. Without these fees, the gross and the net expense ratios would have been 0.71% and 0.70%, respectively (Note 10).

See Notes to Financial Statements.

52    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended December 31:

Legg Mason Partners Variable Fundamental Value Portfolio	2006		2005	2004	2003	2002(1)
Net Asset Value, Beginning of Year	$20.63		$21.10	$20.08	$14.56	$19.08

Income (Loss) From Operations:
Net investment income	0.36		0.21	0.13	0.11	0.11
Net realized and unrealized gain (loss)	3.10		0.80	1.52	5.51	(4.16)

Total Income (Loss) From Operations	3.46		1.01	1.65	5.62	(4.05)

Less Distributions From:
Net investment income	(0.37)		(0.20)	(0.14)	(0.10)	(0.18)
Net realized gains	(0.93)		(1.28)	(0.49)	—	(0.29)

Total Distributions	(1.30)		(1.48)	(0.63)	(0.10)	(0.47)

Net Asset Value, End of Year	$22.79		$20.63	$21.10	$20.08	$14.56

Total Return(2)	16.80%		4.78%	8.22%	38.64%	(21.30)%

Net Assets, End of Year (millions)	$963		$896	$886	$734	$473

Ratios to Average Net Assets:
Gross expenses	0.79	%†	0.78%	0.77%	0.77%	0.78%
Net expenses	0.78	(3)†	0.78	0.77 (3)	0.77	0.78
Net investment income	1.59		0.97	0.68	0.71	0.68

Portfolio Turnover Rate	21%		34%	31%	18%	20%

(1)	Per share amounts have been calculated using the average shares method.
(2)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.

(3)	Reflects fee waivers and/or expense reimbursements.
†

Included in the expense ratios are certain non-recurring restructuring (and reorganization if applicable) fees that were incurred by the Portfolio during the period. Without these fees, the gross and net expenses ratios would have been 0.77% and 0.76%, respectively (Note 10).

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     53

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

Legg Mason Partners Variable Capital and Income Portfolio	2006	2005(1)
Net Asset Value, Beginning of Year	$10.63	$10.00

Income From Operations:
Net investment income	0.21	0.13
Net realized and unrealized gain	0.98	0.74

Total Income From Operations	1.19	0.87

Less Distributions From:
Net investment income	(0.21)	(0.13)
Net realized gains	(0.07)	(0.11)

Total Distributions	(0.28)	(0.24)

Net Asset Value, End of Year	$11.54	$10.63

Total Return(2)	11.19%	8.66%

Net Assets, End of Year (000s)	$94,662	$35,978

Ratios to Average Net Assets:
Gross expenses	0.90%†	1.14	%(3)
Net expenses(4)(5)	0.89 †	1.00	(3)
Net investment income	2.59	2.35	(3)

Portfolio Turnover Rate	269%	187%

(1)	For the period May 3, 2005 (inception date) to December 31, 2005.
(2)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.

(3)	Annualized.
(4)	Reflects fee waivers and/or expense reimbursements.
(5)	The manager has agreed through May 1, 2006 to waive a portion of its fees and/or reimburse expenses so that the Portfolio’s total operating expenses will not exceed 1.00% of average net assets.
†

Included in the expense ratios are certain non-recurring restructuring (and reorganization if applicable) fees that were incurred by the Portfolio during the period. Without these fees, the gross and net expense ratios would have been 0.85% and 0.84%, respectively (Note 10).

See Notes to Financial Statements.

54    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements

1. Organization and Significant Accounting Policies

Legg Mason Partners Variable Appreciation Portfolio (“Appreciation Portfolio”), Legg Mason Partners Variable Fundamental Value Portfolio (“Fundamental Value Portfolio”) and Legg Mason Partners Variable Capital and Income Portfolio (“Capital and Income Portfolio”) (formerly known as Appreciation Portfolio, Fundamental Value Portfolio and Capital and Income Portfolio) (the “Funds”) are separate diversified series funds of Legg Mason Partners Variable Portfolios II (formerly known as Greenwich Street Series Fund) (the “Trust”). The Trust, a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of the Trust can be acquired through investing in an individual flexible premium deferred combination fixed and variable annuity contract or a certificate evidencing interest in a master group flexible premium deferred annuity offered by certain insurance companies. The Funds and the other investment funds of the Trust are offered exclusively for use with certain variable annuity and variable life insurance contracts offered through the separate accounts of various affiliated life insurance companies.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Funds calculate their net asset value, the Funds may value these investments at fair value as determined in accordance with the procedures approved by the Funds’ Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     55

Notes to Financial Statements (continued)

(c) Financial Futures Contracts. Certain Funds may enter into financial futures contracts typically to hedge a portion of the portfolio. Upon entering into a financial futures contract, the Funds are required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Funds recognize an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Funds’ basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Funds could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Forward Foreign Currency Contracts. Certain Funds may enter into forward foreign currency contracts to hedge against foreign currency exchange rate risk on their non-U.S. dollar denominated securities or to facilitate settlement of foreign currency denominated portfolio transactions. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The contract is marked-to-market daily and the change in value is recorded by the Funds as an unrealized gain or loss. When a forward foreign currency contract is extinguished, through either delivery or offset by entering into another forward foreign currency contract, the Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it was extinguished.

Forward foreign currency contracts involve elements of market risk in excess of the amounts reflected in the Statement of Assets and Liabilities. The Funds bear the risk of an unfavorable change in the foreign exchange rate underlying the forward foreign currency contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(e) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

56    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements (continued)

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(f) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(g) REIT Distributions. The character of distributions received from Real Estate Investment Trusts (“REITs”) held by the Funds is generally comprised of net investment income, capital gains, and return of capital. It is the policy of the Funds to estimate the character of distributions received from underlying REITs based on historical data provided by the REITs. After each calendar year end, REITs report the true tax character of these distributions. Differences between the estimated and actual amounts reported by the REITs are reflected in the Funds’ records in the year in which they are reported by the REITs.

(h) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of their income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(i) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications

Legg Mason Partners Variable Portfolios II 2006 Annual Report     57

Notes to Financial Statements (continued)

have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

Fund			Undistributed Net Investment Income	Accumulated Net Realized Gain	Paid-in Capital
Appreciation Portfolio	(a	)	$134,010	—	$(134,010)
	(b	)	(259)	$259	—

Fundamental Value Portfolio	(a	)	144,683	—	(144,683)
	(b	)	(33,762)	33,762	—

Capital and Income Portfolio	(a	)	30,271	—	(30,271)
	(c	)	(2,132)	2,132	—

(a)	Reclassifications are primarily due to book/tax differences in the treatment of various items.
(b)	Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes.
(c)	Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes and income from mortgage backed securities treated as capital gains for tax purposes.

2. Investment Management Agreement and Other Transactions with Affiliates

Prior to August 1, 2006, Smith Barney Fund Management LLC (“SBFM”), a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”), acted as the investment manager of the Funds. Under the investment management agreement, the Capital and Income Portfolio pays an investment management fee, which is calculated daily and paid monthly, at an annual rate of 0.75% of the Fund’s average daily net assets. The Appreciation and Fundamental Value Portfolios pay an investment management fee, which is calculated daily and paid monthly, in accordance with the following breakpoint schedules:

Average Daily Net Assets	Management Fee Rate
Appreciation Portfolio
Up to $250 million	0.750%
Next $250 million	0.700
Next $500 million	0.650
Next $1 billion	0.600
Next $1 billion	0.550
Over $3 billion	0.500

Fundamental Value Portfolio
Up to $1.5 billion	0.750%
Next $0.5 billion	0.700
Next $0.5 billion	0.650
Next $1 billion	0.600
Over $3.5 billion	0.500

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Funds’ investment manager and ClearBridge Advisors, LLC (“ClearBridge”) became each Fund’s subadviser. Western Asset Management Company (“Western Asset”) is a

58    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements (continued)

co-subadviser for Capital and Income Portfolio. The portfolio managers who are responsible for the day-to-day management of the Funds remained the same immediately prior to and immediately after the date of these changes. LMPFA, ClearBridge and Western Asset are wholly-owned subsidiaries of Legg Mason.

LMPFA provides administrative and certain oversight services to the Funds. LMPFA has delegated to the subadvisers the day-to-day portfolio management of the Funds. The Funds’ investment management fees remain unchanged. For its services, LMPFA pays the subadvisers, ClearBridge and Western Asset, 70% of the net management fee it receives from the Funds. For Capital and Income Portfolio, this fee is divided between ClearBridge and Western Asset on a pro rata basis, based on assets allocated to each subadviser, from time to time.

During the year ended December 31, 2006, the Funds were reimbursed for expenses in the amount of $57,813, $59,701 and $5,286 for the Appreciation Portfolio, Fundamental Value Portfolio and Capital and Income Portfolio, respectively.

Citigroup Global Markets Inc. (“CGM”) and Legg Mason Investor Services, LLC (“LMIS”) serve as co-distributors of the Funds. LMIS is a wholly-owned broker-dealer subsidiary of Legg Mason.

The Funds have adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested trustees (“Trustees”) to defer the receipt of all or a portion of the trustees’ fees earned until a later date specified by the Trustees. The deferred fees earn a return based on notional investments selected by the Trustees. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the Statements of Operations under Trustees’ fees. Under the Plan, deferred fees are considered a general obligation of the Funds and any payments made pursuant to the Plan will be made from the Funds’ general assets. The Plan was terminated effective January 1, 2007. This change will have no effect on fees previously deferred. As of December 31, 2006, the Funds had accrued $4,081, $4,428 and $181 for the Appreciation Portfolio, Fundamental Value Portfolio and Capital and Income Portfolio, respectively, as deferred compensation payable under the Plan.

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the year ended December 31, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales
Appreciation Portfolio	$299,691,499	$377,697,252
Fundamental Value Portfolio	172,328,412	194,752,385
Capital and Income Portfolio	203,354,249	150,702,910

Legg Mason Partners Variable Portfolios II 2006 Annual Report     59

Notes to Financial Statements (continued)

At December 31, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation
Appreciation Portfolio	$244,082,387	$(3,825,306)	$240,257,081
Fundamental Value Portfolio	234,784,994	(4,971,589)	229,813,405
Capital and Income Portfolio	6,526,037	(489,782)	6,036,255

At December 31, 2006, the Capital and Income Portfolio had open forward foreign currency contracts as described below. The unrealized loss on the open contracts reflected in the accompanying financial statements were as follows:

Foreign Currency	Local Currency	Market Value	Settlement Date	Unrealized Loss
Contracts to Buy:
Japanese Yen	143,172	140,270	2/7/07	$(2,902)

4. Shares of Beneficial Interest

At December 31, 2006, the Trust had an unlimited number of shares authorized with a par value of $0.001 per share.

Transactions in shares of each Fund were as follows:

	Year Ended December 31, 2006	Year Ended December 31, 2005
Appreciation Portfolio
Shares sold	1,726,180	3,298,780
Shares issued on reinvestment	1,307,013	311,627
Shares repurchased	(6,077,293)	(2,854,164)

Net Increase (Decrease)	(3,044,100)	756,243

Fundamental Value Portfolio
Shares sold	2,235,413	1,282,699
Shares issued on reinvestment	2,300,194	2,914,587
Shares repurchased	(5,739,088)	(2,920,843)
Shares issued in connection with merger (Note 5)	—	208,663

Net Increase (Decrease)	(1,203,481)	1,485,106

Capital and Income Portfolio
Shares sold	5,054,599	5,070,274
Shares issued on reinvestment	193,213	72,600
Shares repurchased	(427,949)	(1,757,107)

Net Increase	4,819,863	3,385,767

60    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements (continued)

5. Transfer of Net Assets

On July 8, 2005, the Fundamental Value Portfolio acquired the assets and certain liabilities of the Greenwich Street Series Fund: Salomon Brothers Variable All Cap Value Fund, a separate series of the Trust, pursuant to a plan of reorganization approved by Greenwich Street Series Fund: Salomon Brothers Variable All Cap Value Fund shareholders on July 1, 2005. Total shares issued by the Fundamental Value Portfolio and the total net assets of the Greenwich Street Series Fund: Salomon Brothers Variable All Cap Value Fund and the Fundamental Value Portfolio on the date of the transfer were as follows:

Acquired Fund	Shares Issued by the Fundamental Value Portfolio	Total Net Assets of the Greenwich Street Series Fund: Salomon Brothers Variable All Cap Value Fund	Total Net Assets of the Fundamental Value Portfolio
Greenwich Street Series Fund: Salomon Brothers Variable All Cap Value Fund	208,663	$4,385,993	$881,695,745

The total net assets of the Greenwich Street Series Fund: Salomon Brothers Variable All Cap Value Fund before acquisition included unrealized appreciation of $508,624, accumulated net realized loss of $1,168,602 and accumulated net investment loss of $2,448. Total net assets of the Fundamental Value Portfolio immediately after the transfer were $886,081,738. The transaction was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

6. Income Tax Information and Distributions to Shareholders

The tax character of distributions paid during the fiscal year ended December 31, 2006 was as follows:

	Appreciation Portfolio	Fundamental Value Portfolio	Capital and Income Portfolio
Distributions paid from:
Ordinary Income	$9,672,738	$16,842,892	$1,640,000
Net Long-term Capital Gains	25,396,834	35,558,743	597,406

Total Distributions Paid	$35,069,572	$52,401,635	$2,237,406

Legg Mason Partners Variable Portfolios II 2006 Annual Report     61

Notes to Financial Statements (continued)

The tax character of distributions paid during the fiscal year ended December 31, 2005 was as follows:

	Appreciation Portfolio	Fundamental Value Portfolio	Capital and Income Portfolio
Distributions paid from:
Ordinary Income	$7,595,224	$12,086,733	$764,419
Net Long-term Capital Gains	—	48,367,430	8,774

Total Distributions Paid	$7,595,224	$60,454,163	$773,193

As of December 31, 2006, the components of accumulated earnings on a tax basis were as follows:

	Appreciation Portfolio		Fundamental Value Portfolio		Capital and Income Portfolio
Undistributed ordinary income — net	$1,114,342		$1,482,628		$247,346
Undistributed long-term capital gains — net	7,736,439		3,065,214		561,650

Total undistributed earnings	8,850,781		4,547,842		808,996
Capital loss carryforward*	—		(766,672)		—
Other book/tax temporary differences	(40,744	)(a)	(252,326	)(c)	(151,953	)(d)
Unrealized appreciation/(depreciation)	240,256,972	(b)	229,813,405	(b)	6,033,381	(b)

Total accumulated earnings/(losses) — net	$249,067,009		$233,342,249		$6,690,424

*	During the taxable year ended December 31, 2006, Appreciation Portfolio utilized $8,995,489, and Fundamental Value Portfolio utilized $191,668, of each of their respective capital loss carryovers available from prior years. As of December 31, 2006, the Fundamental Value Portfolio had the following net capital loss carryforwards remaining:

Year of Expiration	Fundamental Value Portfolio
12/31/2009	$(575,004)
12/31/2010	(191,668)

$(766,672)

These amounts will be available to offset any future taxable capital gains subject to an annual limitation of $(191,668) from a merger in a previous year.

(a)	Other book/tax temporary differences are attributable primarily to differences in the book/tax treatment of various items.
(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales.
(c)	Other book/tax temporary differences are attributable primarily to the tax deferral of losses on straddles and differences in the book/tax treatment of various items.
(d)

Other book/tax temporary differences are attributable primarily to book/tax differences in the treatment of distributions from real estate investment trusts, the realization for tax purposes of unrealized losses on certain futures and foreign currency contracts, the deferral of post-October capital losses for tax purposes and differences in the book/tax treatment of various items.

Due to the proposed reorganization described in Note 10, the expiration dates of these loss carryforwards will move up by one year.

7. Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM, the

62    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements (continued)

Funds’ prior investment manager, and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Funds’ Board selected a new transfer agent for the Funds. No Citigroup affiliate submitted a

Legg Mason Partners Variable Portfolios II 2006 Annual Report     63

Notes to Financial Statements (continued)

proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, the Funds’ manager does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

8. Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Funds’ manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Funds’ manager and its affiliates to continue to render services to the Funds under its respective contracts.

* * *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

64    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements (continued)

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to repeal as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM, SBFM and CGM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Funds were not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the Funds or any of their Board members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

9. Other Matters

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the 1940 Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, the Funds’ manager believes that this matter is not likely to have a material adverse effect on the Funds.

10. Special Shareholder Meeting and Reorganization

Shareholder approval of a reorganization pursuant to which Capital and Income Portfolio’s (the “Acquired Fund”) assets will be acquired and its liabilities assumed by Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value

Legg Mason Partners Variable Portfolios II 2006 Annual Report     65

Notes to Financial Statements (continued)

(the “Acquiring Fund”), in exchange for shares of the Acquiring Fund was obtained at the October 19, 2006 shareholder meetings. It is expected that the Acquired Fund will be terminated, and shares of the Acquiring Fund will be distributed to the Acquired Fund’s shareholders on or about April 30, 2007. Under the reorganization, the Acquired Fund’s shareholders will receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the Acquired Fund. It is anticipated that as a result of the reorganization, the Acquired Fund’s shareholders will recognize gain or loss for Federal income tax purposes.

The Boards and the shareholders of the Legg Mason Partners Variable Portfolio II, Legg Mason Partners Variable Growth & Income Portfolio and Legg Mason Partners Investment Series — Legg Mason Partners Variable Growth & Income Portfolio (the “Acquired Funds”) and the Board of Appreciation Portfolio (the “Acquiring Fund”) have approved an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and the assumption of all the liabilities of the Acquired Funds, in exchange for shares of the Acquiring Fund. It is expected that the reorganizations will occur on or about April 30, 2007.

The Board and the shareholders of the Legg Mason Partners Variable All Cap Portfolio (the “Acquired Fund”) and the Board of Fundamental Value Portfolio (the “Acquiring Fund”) have approved an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and the assumption of all the liabilities of the Acquired Fund, in exchange for shares of the Acquiring Fund. It is expected that the reorganization will occur on or about April 30, 2007.

Shareholders approved a number of initiatives designed to streamline and restructure the fund complex. These matters generally are expected to be implemented in 2007. As noted in the proxy materials, Legg Mason will pay for a portion of the costs related to these initiatives. The portion of the costs that are borne by the Funds will be recognized in the period during which the expense is incurred. Such expenses relate to obtaining shareholder votes for proposals presented in the proxy, the election of board members, retirement of board members, as well as printing, mailing, and soliciting proxies. The portions of these costs borne by the Funds and reflected in the Statements of Operations are deemed extraordinary for expense cap purposes and are not subject to the Funds’ expense limitation agreements. See also “Additional Shareholder Information” at the end of this report.

11. Recent Accounting Pronouncements

During June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48 (“FIN 48” or the “Interpretation”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109. FIN 48 supplements FASB Statement 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. FIN 48 prescribes a comprehensive model for how a fund should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the fund has taken or expects to take on a tax return. FIN 48 requires that the tax effects of a position be recognized only if it is “more likely than not” to be sustained based solely on its technical merits. Management

66    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Notes to Financial Statements (continued)

must be able to conclude that the tax law, regulations, case law, and other objective information regarding the technical merits sufficiently support the position’s sustainability with a likelihood of more than 50 percent. FIN 48 is effective for fiscal periods beginning after December 15, 2006, which for these Funds will be January 1, 2007. At adoption, the financial statements must be adjusted to reflect only those tax positions that are more likely than not to be sustained as of the adoption date. Management of the Funds has determined that adopting FIN 48 will not have a material impact on the Funds’ financial statements.

* * *

On September 20, 2006, FASB released Statement of Financial Accounting Standards No. 157 Fair Value Measurements (“FAS 157”). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. The application of FAS 157 is required for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. At this time, management is evaluating the implications of FAS 157 and its impact on the financial statements has not yet been determined.

Legg Mason Partners Variable Portfolios II 2006 Annual Report     67

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders Legg Mason Partners Variable Portfolios II:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Legg Mason Partners Variable Appreciation Portfolio (formerly Appreciation Portfolio), Legg Mason Partners Variable Fundamental Value Portfolio (formerly Fundamental Value Portfolio) and Legg Mason Partners Variable Capital and Income Portfolio (formerly Capital and Income Portfolio), each a series of Legg Mason Partners Variable Portfolios II (formerly Greenwich Street Series Fund), as of December 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or period in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Variable Appreciation Portfolio, Legg Mason Partners Variable Fundamental Value Portfolio and Legg Mason Partners Variable Capital and Income Portfolio as of December 31, 2006, and the results of their operations for the year then ended, the changes in their net assets and the financial highlights for the periods stated above, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 21, 2007

68    Legg Mason Partners Variable Portfolios II 2006 Annual Report

Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of Legg Mason Partners Variable Portfolios II (formerly known as Greenwich Street Series Fund) (the “Trust”) are managed under the direction of the Trust’s Board of Trustees. Information pertaining to the Trustees and Officers of the Trust is set forth below. The Statement of Additional Information includes additional information about each Fund’s Trustees and is available, without charge, upon request by calling Legg Mason Partners Shareholder Services at 1-800-451-2010.

Name, Address and Birth Year	Position(s) Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Non-Interested Trustees:

Dwight B. Crane c/o R. Jay Gerken Legg Mason & Co., LLC (“Legg Mason”) 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1937	Trustee	Since 1995	Professor — Harvard Business School	46	None

Burt N. Dorsett c/o R. Jay Gerken Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1930	Trustee	Since 1991	President — Dorsett McCabe Capital Management Inc. (from 1986 to 2004); Chief Investment Officer of Leeb Capital Management, Inc. (from 1999 to 2003)	24	None

Stephen E. Kaufman c/o R. Jay Gerken Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1932	Trustee	Since 1995	Attorney	36	Trustee Consulting Group Capital Markets Funds

Cornelius C. Rose, Jr. c/o R. Jay Gerken Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1932	Trustee	Since 1991	Chief Executive Officer — Performance Learning Systems	24	None

Legg Mason Partners Variable Portfolios II     69

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Interested Trustee:

R. Jay Gerken, CFA** Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of Legg Mason; President and Chief Executive Office of Legg Mason Partners Fund Advisors LLC (“LMPFA”) (Since 2006); President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Legg Mason; Formerly, Chairman of SBFM and CFM (from 2002 to 2006); Formerly, Chairman, President and Chief Executive of Travelers Investment Advisers, Inc. (from 2002 to 2005)	162	None

70    Legg Mason Partners Variable Portfolios II

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Officers:

Kaprel Ozsolak Legg Mason 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1965	Chief Financial Officer and Treasurer	Since 2004	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Formerly, Controller of certain mutual funds associated with certain predecessor firms of Legg Mason or its predecessors (from 2002 to 2004)	N/A	N/A

Ted P. Becker Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1951	Chief Compliance Officer	Since 2006	Director of Global Compliance at Legg Mason (since 2006), Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance at Legg Mason (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason, LMPFA and certain affiliates (since 2006); Managing Director of Compliance at Legg Mason or its predecessor (from 2002 to 2005); Prior to 2002, Managing Director — Internal Audit & Risk Review at Citigroup Inc.	N/A	N/A

Legg Mason Partners Variable Portfolios II     71

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
John Chiota Legg Mason 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1968	Chief Anti-Money Laundering Compliance Officer	Since 2006	Vice President of Legg Mason or its predecessor (since 2004); Chief Anti- Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2006); Prior to August 2004, Chief AML Compliance Officer with TD Waterhouse	N/A	N/A

Steven Frank Legg Mason 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1967	Controller	Since 2005	Vice President of Legg Mason or its predecessor (since 2002); Controller of certain mutual funds associated with Legg Mason (since 2005); Formerly, Assistant Controller of certain mutual funds associated with Legg Mason (from 2001 to 2005)	N/A	N/A

72    Legg Mason Partners Variable Portfolios II

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Robert I. Frenkel Legg Mason 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessors (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); Formerly, Secretary of CFM (from 2001 to 2004)	N/A	N/A

*	Each Trustee and Officer serves until his or her successor has been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

Legg Mason Partners Variable Portfolios II     73

Additional Shareholder Information (unaudited)

Legg Mason Partners Variable Portfolios II

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Funds’ Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions as to the following proposals: (1) elect Board Members and (2) Regroup and Reorganize Fund.

Proposal 1: Elect Board Members †

Nominees	Votes For	Authority Withheld	Abstentions
Elliot J. Berv	140,813,932.433	3,408,687.974	0.000
A. Benton Cocanougher	140,718,328.254	3,504,292.153	0.000
Jane F. Dasher	140,789,923.768	3,432,696.639	0.000
Mark T. Finn	140,897,904.605	3,324,715.802	0.000
Rainer Greeven	140,625,899.187	3,596,721.220	0.000
Stephen Randolph Gross	140,797,171.056	3,425,449.351	0.000
Richard E. Hanson, Jr.	140,843,254.703	3,379,365.704	0.000
Diane R. Harrington	140,784,771.620	3,437,848.787	0.000
Susan M. Heilbron	140,787,678.197	3,434,942.210	0.000
Susan B. Kerley	140,866,572.897	3,356,047.510	0.000
Alan G. Merten	140,929,124.146	3,293,496.261	0.000
R. Richardson Pettit	140,895,808.240	3,326,812.167	0.000
R. Jay Gerken, CFA	140,615,950.670	3,606,669.737	0.000

†	Board Members are elected by the shareholders of all of the series of the Trust of which each Fund is a series.

Proposal 2: Regroup and Reorganize Fund

Item Voted On	Votes For	Votes Against	Abstentions
Regrouping and Reorganization	138,892,341.377	2,366,755.369	2,963,523.661

74    Legg Mason Partners Variable Portfolios II

Additional Shareholder Information (unaudited)

(continued)

Results of Special Meetings of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund’s Board Members. The following tables provide the number of votes cast for and against, as well as the number of abstentions as to the following proposals: (1) Reorganize as Corresponding Series of an Existing Trust, (2) Reorganize as Series of a Maryland Business Trust and (3) Revise Fundamental Investment policies.

Proposal 1: Reorganization as Corresponding Series of an Existing Trust

Fund	Votes For	Votes Against	Abstentions
Appreciation Portfolio	32,333,673.410	515,640.839	605,435.981
Fundamental Value Portfolio	39,633,779.536	549,304.077	803,184.457
Capital and Income Portfolio	6,971,189.290	60,241.056	83,011.094

Proposal 2: Reorganization as Series of a Maryland Business Trust

Fund	Votes For	Votes Against	Abstentions
Appreciation Portfolio	32,303,958.139	519,076.258	631,715.833
Fundamental Value Portfolio	39,585,597.653	585,943.934	814,726.483
Capital and Income Portfolio	6,969,000.664	60,241.056	85,199.720

Proposal 3: Revise Fundamental Investment Policies

Legg Mason Partners Variable Appreciation Portfolio

Item Voted On	Votes For	Votes Against	Abstentions
Borrowing Money	32,207,107.955	613,193.925	634,448.350
Underwriting	32,174,431.160	636,967.287	643,351.783
Lending	32,140,820.334	620,982.512	692,947.384
Issuing Senior Securities	32,207,906.577	543,846.105	702,997.548
Real Estate	32,242,869.066	514,452.525	697,428.639
Commodities	32,190,240.967	583,119.797	681,389.466
Concentration	32,103,252.926	667,221.669	684,275.635
Diversification	32,172,469.484	607,305.934	674,974.812
Non-Fundamental	32,049,692.616	695,696.848	709,360.766

Legg Mason Partners Variable Portfolios II     75

Additional Shareholder Information (unaudited) (continued)

Legg Mason Partners Variable Fundamental Value Portfolio

Items Voted On	Votes For	Votes Against	Abstentions
Borrowing Money	39,457,735.039	754,508.809	774,024.222
Underwriting	39,525,307.317	678,807.667	782,153.086
Lending	39,389,526.035	747,446.967	849,295.068
Issuing Senior Securities	39,432,237.296	708,429.178	845,601.596
Real Estate	39,426,197.870	725,036.060	835,034.140
Commodities	39,335,663.186	790,349.150	860,255.734
Concentration	39,346,314.022	760,552.803	879,401.245
Diversification	39,327,372.409	811,628.831	847,266.830
Non-Fundamental	39,243,805.504	912,441.789	830,020.777

Legg Mason Partners Variable Capital and Income Portfolio

Items Voted On	Votes For	Votes Against	Abstentions
Borrowing Money	6,943,824.615	32,466.575	138,150.250
Underwriting	6,949,915.516	53,715.675	110,810.249
Lending	6,952,781.051	56,019.702	105,640.687
Issuing Senior Securities	6,975,051.394	28,632.704	110,757.342
Real Estate	6,953,780.912	57,054.211	103,606.317
Commodities	6,952,781.051	29,808.201	131,852.188
Concentration	6,981,181.160	29,653.963	103,606.317
Diversification	6,917,346.942	65,088.055	132,006.443
Non-Fundamental	6,915,538.280	94,563.610	104,339.550

76    Legg Mason Partners Variable Portfolios II

Important Tax Information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended December 31, 2006:

	Appreciation Portfolio		Fundamental Value Portfolio		Capital and Income Portfolio
Record Date:	6/22/2006	12/26/2006	6/22/2006	12/26/2006	12/26/2006
Payable Date:	6/23/2006	12/27/2006	6/23/2006	12/27/2006	12/27/2006

Ordinary Income:
Dividends Qualifying for the Dividends Received Deduction for Corporations	100.00%	100.00%	100.00%	62.49%	27.85%

Long-Term Capital Gain Dividend	$0.021577	$0.751286	$0.070062	$0.812104	$0.074922

Please retain this information for your records.

Legg Mason Partners Variable Portfolios II     77

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Legg Mason Partners Variable Portfolios II

TRUSTEES

Dwight B. Crane

Burt N. Dorsett

R. Jay Gerken, CFA

    Chairman

Stephen E. Kaufman

Cornelius C. Rose, Jr.

INVESTMENT MANAGER

Legg Mason Partners Fund Advisor, LLC

SUBADVISERS

ClearBridge Advisors, LLC

Western Asset Management Company

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor

    Services, LLC

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

PFPC, Inc.

4400 Computer Drive

Westborough,

Massachusetts 01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of the shareholders of the Legg Mason Partners Variable Portfolios II – Legg Mason Partners Variable Appreciation Portfolio, Legg Mason Partners Variable Fundamental Value Portfolio and Legg Mason Partners Variable Capital and Income Portfolio and is not for use with the general public.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Funds’ investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other information about the Funds. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

© 2007 Legg Mason

Investor Services, LLC

Member NASD, SIPC

FD04092 2/07 SR07-281

Legg Mason Partners Variable Portfolios II Legg Mason Partners Variable Appreciation Portfolio Legg Mason Partners Variable Fundamental Value Portfolio Legg Mason Partners Variable Capital and Income Portfolio

The Funds are separate investment funds of the Legg Mason Partners Variable Portfolios II, a Massachusetts business trust.

LEGG MASON PARTNERS

VARIABLE PORTFOLIOS II

Legg Mason Partners Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“Commission”) for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call Legg Mason Partners Shareholder Services at 1-800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Funds’ website at www.leggmason.com/InvestorServices.com and (3) on the SEC’s website at www.sec.gov.